UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2021

LANDA APP LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-11377

Delaware	85-1099443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 W. 18th Street New York, NY 10011	10011
(Address of principal executive offices)	(Zip Code)

646-905-0931

Issuer’s telephone number, including area code

Landa App LLC - 1394 Oakview Circle Forest Park GA LLC membership interests

Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC membership interests

Landa App LLC - 1741 Park Lane Griffin GA LLC membership interests

Landa App LLC - 115 Sardis Street Barnesville GA LLC membership interests(*)

Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC membership interests(*)

Landa App LLC - 2505 Oak Circle Ellenwood GA LLC membership interests(*)

Landa App - 271 Timber Wolf Trail Griffin GA LLC membership interests(*)

Landa App - 29 Holly Grove Road Griffin GA LLC membership interests(*)

(*) the offering of this class of securities was withdrawn before any securities were issued

(Title of each class of securities issued pursuant to Regulation A)

Capitalized terms used but not defined herein have the meanings given to them in Landa App LLC’s offering circular (the “Offering Circular”) most recently qualified by the Securities and Exchange Commission (the “SEC”), dated January 7, 2022, which can be found here.

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Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report includes some statements that are not historical and that are considered “forward-looking statements.” A cautionary statement regarding forward-looking statements applicable to forward-looking statements found herein can be found under “Cautionary Statement Regarding Forward-Looking Statements” of our Offering Circular, which can be found here and is incorporated herein by reference.

Item 1. Business

Company Overview

Landa App LLC (the “we, “us,” “our” or the “Company”) was formed November 25, 2019 as “Landa Properties A LLC”, a Delaware limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “LLC Act”) in order to offer a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. The Company was subsequently renamed “Landa App LLC” on April 30, 2020, and became a series limited liability company pursuant to Sections 18-215 and 18-218 of the LLC Act on May 22, 2020.

From time to time, the Company will form separate series of membership interests (each a “Series,” and collectively, the “Series”) for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each Series is formed to hold a residential rental property as its primary asset (each a “Property,” and collectively, the “Properties”).

The Company generally offers 10,000 membership interests (each a “Share” and collectively, the “Shares”) in each of the Series (the respective offerings of Shares of each Series each individually referred to herein as an “Offering”). Investors that purchase Shares in any Series acquire a right to receive monthly distributions (which we also refer to as “dividends”) of a portion of the net rental income of such Series. The total distribution amount by a Series, if any, will be calculated by the Manager, acting in its sole discretion, and will be based on a number of factors, including, but not limited to, the total number of Shares sold, fees, expenses, taxes, amounts allocated to reserves, economic conditions, debt service requirements, actual and accrued cash flows of the applicable Series, and other factors that could differ materially from our current expectations. The total distribution amount, if any, will be allocated to each holder of Shares of the applicable Series on a pro-rata basis based on the number of Shares of that Series held.

The Company and each Series is managed by Landa Holdings, Inc. (the “Manager”).

All Shares are offered through the Landa Mobile App.

Series Offering Table

The table below shows key information related to the Offering of each Series pursuant to Regulation A of the Securities Act of 1933, as amended, (“Regulation A”), as of December 31, 2021. Please also refer to “—Properties” below for further details.

Series(1)	Offering Status	Qualification Date	Opening Date	Closing Date	Total Number of Shares Outstanding
Landa Series 1394 Oakview Circle	Closed	06/29/2021	07/01/2021	08/09/2021	10,000
Landa Series 1701 Summerwoods Lane (2)	Closed	06/29/2021	07/01/2021	09/03/2021	8,265(3)
Landa Series 1741 Park Lane (2)	Closed	06/29/2021	07/01/2021	09/03/2021	3,518(4)

(1)	Before any securities were issued, the Company withdrew the following Series:

Landa Series 115 Sardis Street

Landa Series 209 Timber Wolf Trail

Landa Series 2505 Oak Circle

Landa Series 271 Timber Wolf Trail

Landa Series 29 Holly Grove Road

(2)

This Series closed its Offering prior to selling all 10,000 of its Shares and made a liquidating distribution of expected proceeds from the sale of the underlying Property.  For additional information, see the Form 1-U filed on March 11, 2022 available here.

(3)	Includes an additional thirty-three (33) Shares of this Series that remain unallocated in the books and records of the Series.

(4)	Includes an additional fifteen (15) Shares of this Series that remain unallocated in the books and records of the Series.

The table below shows key information related to the Offering of each Series pursuant to Regulation A subsequent to December 31, 2021. Please also refer to “—Properties” below for further details.

Series	Offering Status	Qualification Date	Opening Date	Closing Date	Total Number of Shares Outstanding(1)
Landa Series 10167 Port Royal Court	Closed	01/07/2022	01/09/2022	02/21/2022	10,000
Landa Series 1246 Elgin Way	Closed	01/07/2022	01/09/2022	04/19/2022	10,000
Landa Series 1703 Summerwoods Lane	Closed	01/07/2022	01/09/2022	04/21/2022	10,000
Landa Series 1743 Summerwoods Lane	Closed	01/07/2022	01/09/2022	04/27/2022	10,000
Landa Series 1910 Grove Way	Closed	01/07/2022	01/09/2022	02/22/2022	10,000
Landa Series 593 Country Lane	Closed	01/07/2022	01/09/2022	02/21/2022	10,000
Landa Series 6436 Stone Terrace	Closed	01/07/2022	01/09/2022	02/15/2022	10,000
Landa Series 6440 Woodstone Terrace	Closed	01/07/2022	01/09/2022	02/21/2022	10,000
Landa Series 6848 Sandy Creek Drive	Closed	01/07/2022	01/09/2022	02/15/2022	10,000
Landa Series 687 Utoy Court	Closed	01/07/2022	01/09/2022	04/19/2022	10,000
Landa Series 729 Winter Lane	Closed	01/07/2022	01/09/2022	03/16/2022	10,000
Landa Series 7349 Exeter Court	Closed	01/07/2022	01/09/2022	04/21/2022	10,000
Landa Series 8645 Embrey Drive	Closed	01/07/2022	01/09/2022	04/19/2022	10,000
Landa Series 8780 Churchill Place	Closed	01/07/2022	01/09/2022	03/16/2022	10,000
Landa Series 8796 Parliament Place	Closed	01/07/2022	01/09/2022	03/16/2022	10,000
Landa Series 8569 Creekwood Way	Open	01/07/2022	01/09/2022	-	9,986
Landa Series 8674 Ashley Way	Open	01/07/2022	01/09/2022	-	9,976
Landa Series 8651 Ashley Way	Open	01/07/2022	01/09/2022	-	9,860
Landa Series 8677 Ashley Way	Open	01/07/2022	01/09/2022	-	9,859
Landa Series 4474 Highwood Park Drive	Open	01/07/2022	01/09/2022	-	8,558
Landa Series 4267 High Park Lane	Open	01/07/2022	01/09/2022	-	7,432
Landa Series 8679 Ashley Way	Open	01/07/2022	01/09/2022	-	7,245
Landa Series 1750 Summerwoods Lane	Open	01/07/2022	01/09/2022	-	7,098
Landa Series 8654 Ashley Way	Open	01/07/2022	01/09/2022	-	5,246
Landa Series 9439 Lakeview Road	Open	01/07/2022	01/09/2022	-	4,474
Landa Series 8653 Ashley Way	Open	01/07/2022	01/09/2022	-	4,300
Landa Series 1712 Summerwoods Lane	Open	01/07/2022	01/09/2022	-	3,310
Landa Series 8683 Ashley Way	Open	01/07/2022	01/09/2022	-	2,323
Landa Series 8655 Ashley Way	Open	01/07/2022	01/09/2022	-	2,296
Landa Series 8662 Ashley Way	Open	01/07/2022	01/09/2022	-	1,841
Landa Series 8675 Ashley Way	Open	01/07/2022	01/09/2022	-	1,435
Landa Series 8652 Ashley Way	Open	01/07/2022	01/09/2022	-	1,359
Landa Series 8641 Ashley Way	Open	01/07/2022	01/09/2022	-	1,333
Landa Series 8678 Ashley Way	Open	01/07/2022	01/09/2022	-	1,211
Landa Series 8659 Ashley Way	Open	01/07/2022	01/09/2022	-	1,084
Landa Series 8670 Ashley Way	Open	01/07/2022	01/09/2022	-	779
Landa Series 8668 Ashley Way	Open	01/07/2022	01/09/2022	-	682

(1)	Reflected as of April 27, 2022.

Properties

Descriptions of the Properties as of December 31, 2021 can be found under “Description of the Properties” of our Offering Circular, which can be found here and is incorporated herein by reference.

Investment Objectives

Our primary investment objectives are to:

●	realize growth in the value of our Property investments;

●	maximize net rental income in each of the Properties; and

●	preserve, protect and return investor capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Investment Strategy

Our investment strategy is to acquire, invest in, manage, and operate properties on an opportunistic basis, which may consist of a wide variety of residential rental properties. We intend to leverage our industry expertise, as well as our proprietary technology, to help streamline our property acquisition process.

We will focus on acquiring market ready properties, which may include existing income-producing properties or newly constructed properties, in neighborhoods with growing rental demand, strong rental history and in geographic regions which provide steady real estate asset growth. Our acquisition strategy does not include major rehabilitation or repurposing of existing structures, or new ground-up development. Our target markets are neighborhoods surrounding metropolitan statistical areas of at least one million residents, which we estimate having historical capitalization rates ranging from approximately five percent (5%) to ten percent (10%) for single family homes, and six percent (6%) to seven percent (7%) for multi-family homes. In addition, we expect to target cities with growing populations or cities that have evidenced strong rental demand.

Governmental Regulation

Each Series’ respective business practices and Properties are subject to regulation by numerous federal, state and local authorities. See the description of certain applicable regulations under “Regulations” of our offering circular filed July 1, 2021 with the SEC, which can be found here and is incorporated herein by reference, for a discussion of applicable governmental regulations.

Industry

Residential Housing

Residential housing is the largest real estate asset class in the United States, with approximately 140 million total housing units and a total value of more than $43.4 trillion according to Zillow.com. The single-family rental market has grown in recent years as homeownership rate has declined following the global financial crisis. We believe this decline in homeownership is due to a number of factors. First, mortgage financing for the consumer is now harder to obtain due to conservative mortgage underwriting standards which arose after the global financial crisis. Many Americans have limited credit and do not have the liquidity required to put a down payment on a home. Second, the U.S. is undergoing a demographic shift away from the desire to own a home. Americans are looking for more flexibility and mobility in their housing. Finally, over the recent years, home prices have increased faster than wage growth which has created an affordability problem for potential homeowners. These factors have shifted the landscape in the U.S. housing market over the recent years and have contributed to the rise in the demand for rental housing.

We believe that the increased demand for rental housing has created the institutionalization of single-family investment ownership. Prior to 2012, the single-family rental sector primarily consisted of smaller, non-institutional owners and managers, however, larger institutional investors have emerged in recent years. Despite this growth, it is estimated that institutional owners only represent approximately 375,000 units or 2.5% of all single-family rental units in the United States, according to Institutional Real Estate, Inc. The expansion of institutional owners into this asset class has led to management efficiency and technology development in the industry which has improved the cost to manage a rental home. Operating metrics for institutionally managed single-family rentals are now comparable to traditional multi-family properties as single-family rental properties exhibit similar occupancy levels to multi-family properties with lower turnover rates. In addition, according to the National Association of Realtors, the single-family housing market is the most liquid real estate asset class in the United States, with an average of 5.2 million sales of existing homes per year from 2005 to 2021.

Supply: Historically Low and Favorable Conditions Are Expected to Continue

The housing market in the United States has not kept pace with population growth and household formation resulting in a shortage in supply. We believe that this supply imbalance has led to higher demand for housing across the country which ultimately affects housing prices. Due to this shortage of housing, the median home prices have increased much faster than what the consumer can afford creating an affordability problem for many Americans, exemplified in the home price to income ratio. In 1995, the home price to income ratio was 4.24, meaning the median cost of a single-family home in the U.S. was 4.24x the average median income. As of December 31, 2021, the home price to income ratio was 7.58, according to the Federal Reserve Bank of St. Louis. We believe that the “American Dream” of owning is starting to fade from the psychology of the U.S. consumer due to the hurdles associated with purchasing a home and the limited affordable supply available. This is exemplified by changes in the homeownership over the past 15 years where the homeownership rate across the country decreased in 90% of U.S. metropolitan areas. As of the end of 2021, the homeownership rate was 65% compared to 69% at its all-time high in 2004, according to a report by the U.S. Census Bureau.

We believe that the single-family rental industry is well-positioned to provide Americans, who prefer the lifestyle associated with being in a single-family home, an affordable housing solution.

Demand: Demographic Shifts and Professionally Managed Services

As the hurdles of homeownership continue to grow for the average American, we believe that the demand for rental housing has increased. This shift in demand for rental housing is one of the financial components driven by affordability, however, there is also a demographic shift in the perspective of housing. Delayed household formation, desired mobility, and the illiquidity associated with owning a home are large contributors to the increasing demand for rental housing in the U.S., specifically in the “millennial” population. Millennials, while potentially experiencing higher wage growth compared to previous generations, are also plagued with student debt. According to the Department of Education, as of December 2021, borrowers between ages 24-35 have an average outstanding loan balance of $33,600. This amounts to roughly 8% of the $408,100 median home price in the U.S. Said differently, many millennials have outstanding debt instead of liquidity that could be utilized for a down payment of a home. Millennials are also forming households much later than previous generations, meaning marriage and children are coming later in life. Typically, as these life events happen, the demand for more square footage and transition from apartment living to a single-family household occurs. We believe that the combination of student debt and the delay in household formation amongst the millennial population have contributed to the demand for single-family rental housing.

In addition to these structural hurdles that millennials face with respect to homeownership, we believe that there are psychological and geographic factors that play a part in the demand for rental housing. Psychologically, many millennials do not place as high of a value on homeownership as compared to previous generations. The purchase of a house is typically the largest investment that occurs in an individual’s lifetime and millennials are the generation that witnessed this class of investment depreciate during the financial recession. In addition, many millennials have more mobility due to remote working and improved technology. As commerce, industry and technology improve, fewer Americans will be required to be in an office which may lead to an increase in moving – especially in light of the recent move by many businesses to institute “work from home” policies as a result of the outbreak of COVID-19. The flexibility of being on an annual lease compared to owning a home allows for this optionality and thus, aids to drive demand for single family rentals.

Lastly, we believe demand for single-family rentals will increase as the sophistication of the companies offering housing solutions improves. As of December 2021, single-family rental homes are not uncommon as there are roughly 17.5 million single-family rental homes across the U.S. and the industry has rapidly evolved since the 2008 recession. Since the recession, there has been an influx of institutional capital into the single-family rental space which has changed the general landscape of rental housing. As of December 2021, these institutions only account for less than 3% of the single-family rental industry, according to MetLife Investment Management.  We believe they have played a significant role in changing the product. Institutional ownership of single-family rental homes has provided services, technology and convenience to those looking to rent a single-family home and these institutions have been well-positioned to experience the demographic shift away from homeownership. We believe that the institutionalization of the single-family rental industry provides professional management services that make the renting process even easier for many Americans.

We believe that these drivers have impacted the single-family rental industry positively already. Single-family rental demand has increased by 31% in the past 10 years according to the Census American Community Survey, compared to 14% for multifamily properties. Additionally, single-family properties have outperformed multifamily properties with respect to rent growth, vacancies, and rent payment delinquencies. As consumer preferences related to housing evolve, we expect that the demand for single-family rental housing will increase and outpace other housing sectors.

Our Manager

Services Provided

Each Series has entered into a management agreement (each, a “Management Agreement”). Pursuant to the Management Agreement, the Manager, among other things, provides certain property management, consulting, Landa Mobile App hosting and support and legal and accounting services to each Series, as well as provides each Series with a management team and the appropriate support personnel to meet our operational needs. Under the Management Agreement, the Manager’s services include, but are not limited to, identifying properties for potential acquisition, conducting any required due diligence with respect to each property, obtaining property appraisals, coordinating inspections and financing (if needed), negotiating the purchase of the properties, arranging for rental of any properties, undertaking, and providing customized advisory services. In addition, the Manager granted each Series a license to use the Landa Mobile App.

Investment Decisions and Asset Management

Within our investment policies and objectives, the Manager has discretion with respect to the selection of specific investments and the purchase and sale of the Properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective property management and timely disposition of such Properties. As such, the Manager employs a disciplined investment approach that utilizes its experience with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active management of each Property acquired.

To execute our disciplined investment approach, the Manager takes responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – The Manager extensively researches the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – The Manager follows a tightly controlled and managed process to examine all elements of a potential investment, including its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management is a fundamental principle in the management of each of the Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. The Manager reviews the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

●	Property Management – Prior to the purchase of a Property, the Manager develops an asset business strategy which is customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The Manager reviews asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Property

Our investment in real estate generally takes the form of holding fee simple title to the Properties.

Our obligation to purchase any Property generally is conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the Manager;

●	auditable financial statements covering recent operations of Properties having operating histories;

●	title and liability insurance policies; and

●	any other documents or materials required in order to evaluate an investment in a property.

In purchasing, leasing and developing Properties, we are subject to risks generally incident to the ownership of real estate. For more information, please see the section entitled “Risk Factors – Risks Related to the Properties and the Offered Series” of our latest Offering Circular, which can be found here and is incorporated herein by reference.

Investment Process

The Manager has the authority to make all the decisions regarding the Series’ investments consistent with the investment objectives and leverage policies approved by the Manager and subject to the limitations in each Series’ Operating Agreement.

The Manager focuses on the sourcing, acquisition and management of residential properties. The Manager sources investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments, the Manager utilizes its investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Manager will consider when evaluating prospective opportunities include:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the Properties;

●	the cash flow in place and projected to be in place over the expected holding period of the Properties;

●	the appropriateness of estimated costs and timing associated with capital improvements of the Properties;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the Properties;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

The Manager analyzes each potential investment’s risk-return profile and reviews financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Disposition Policies

We intend to hold and manage the Properties we acquire for an indefinite period of time.  If the Manager, acting in its sole discretion, decides to sell a particular property, it will seek to achieve a selling price that maximizes the distributions to investors based on then-current market conditions. We cannot assure you that this objective will be realized.

The determination of when a particular Property should be sold or otherwise disposed of will be made by the Manager, acting in its sole discretion, after consideration of relevant factors, including, but not limited to, prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, how any existing leases on a Property may impact the potential sales price, and any other factors that the Manager may deem relevant. Pursuant to the applicable Series’ operating agreement, as well as the Company’s operating agreement, the Manager may determine that it is in the best interests of members to dispose of a Property.

Following the sale of a Property, the Manager will distribute the proceeds of such sale pro-rata to the holders of the Shares of the given Series (after payment of any accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series is responsible for certain expenses related to such Series or the Property held by such Series (hereinafter “Operating Expenses”), including, but not limited to:

●	interest expense under the applicable acquisition note issued by such Series to the Manager (each an “Acquisition Note”) and refinance note (each a “Refinance Note”) to the Manager and/or Lending One LLC (“Lending One”), as applicable;

●	any and all fees, costs and expenses incurred in connection with the management of a Property, including Monthly Management Fees, Home Ownership Association fees, taxes, marketing fees, and security and maintenance fees;

●	any and all insurance premiums or expenses, including property insurance in connection with the Series’ Property;

●	any withholding or transfer taxes imposed on the Company or a Series as a result of its or their earnings, investments or withdrawals in connection with the Property;

●	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements in connection with the Property;

●	any legal fees and costs (including settlement costs) arising in connection with any disputes with tenants, litigation or regulatory investigation instituted against the Series or a Manager in connection with the affairs of the Series;

●	any fees, costs and expenses of engaging a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

●	any indemnification payments to be made pursuant to the obligations of the Series’ Operating Agreement;

●	the fees and expenses of the Company’s or a Series’ counsel in connection with advice directly relating to the Series’ legal affairs;

●	the costs of any other outside appraisers, inspectors, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager bears its own expenses of an ordinary nature, including all administrative, operating and personnel costs and expenses, taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series’ Property, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest no greater than 7% on that loan at a rate to be determined solely by the Manager. See “Description of Our Business—Our Manager—Manager Compensation.”

The Landa Mobile App

The Manager owns and operates a mobile app-based investment platform, which we call the “Landa Mobile App.” Through the Landa Mobile App, investors can:

●	browse Series’ Offerings and obtain information about a Series and/or Property, including location, property type and projected rental income;

●	analyze Properties by reviewing neighborhood statistics and comparable properties in the relevant market;

●	connect a bank account to the Landa Mobile App, transfer funds to their Landa Account and monitor their Landa Account balance;

●	review the Series Materials for the applicable Series;

●	transact entirely online, including executing digital legal documentation, funds transfer and ownership recordation; and

●	manage and track investments through an online portfolio; and receive distributions and regular financial and tax reports.

We intend to offer and sell the Shares in our Offerings exclusively through the Landa Mobile App.

Competition

There is significant competition in the real estate industry, including numerous REITs with property acquisition objectives similar to the Series. In addition, we face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, Arrived Homes, LLC and Compound Projects, LLC, as well as a range of emerging new companies providing real estate investment products and services. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Employees

We do not have any employees and are externally managed by the Manager. Currently, no Series has employees and we do not expect that any Series will have any employees. Employees of the Manager will provide all operational, administrative, and managerial services to the Company and each Series.

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Risk Factors

We face risks and uncertainties that could affect us and our business as well as the real estate industry generally. These risks are outlined under the heading “Risk Factors” contained in our Offering Circular, which can be found here and is incorporated herein by reference, as the same may be updated from time to time by our future filings under Regulation A. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our common shares.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report. As noted in the independent auditor’s report, the audit of our financial statements was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The series-level consolidating supplemental information is presented for purposes of additional analysis of the combined financial statements rather than to present the financial position, results of operations and cash flows of the individual series. The following discussion contains series-level detail that has not been audited. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Overview

Since their formation in 2020, each Series has been engaged primarily in acquiring its underlying Property from Landa Properties, LLC (“Landa Properties”) financed initially through promissory notes issued to the Manager and developing the financial, offering and other materials to begin offering membership interests, or “Shares,” in such Series through the Landa Mobile App. See the Offering Circular under the headings “Description of the Properties” and “Use of Proceeds”, which can be found here and here, respectively, and are incorporated herein by reference, for a description of each of the Properties and information about their acquisition and financing.

We are a development-stage company, since we are devoting substantially all our efforts to establishing and maintaining our business and planned principal operations have only recently commenced. As such, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward, including, but not limited to, the Manager’s ability to:

●	continue to identify and acquire high quality, attractive Properties at competitive prices to securitize on the Landa Mobile App;

●	market the Landa Mobile App and the Offerings in individual Series and attract investors to the Landa Mobile App;

●	continue to develop the Landa Mobile App and provide the information and technology infrastructure to support the issuance of interests; and

●	continue to build our existing infrastructure to manage the Properties at a decreasing marginal cost per Property.

Each Series was organized in May 2020 and acquired title to its underlying Property from Landa Properties on July 10, 2020.

Each Series commenced operations on July 10, 2020 (Inception).

Recent Developments

On January 9, 2022, the Company commenced the offer and sale of 10,000 membership interests (each a “Share” and collectively, the “Shares”) in thirty-seven (37) additional Series, for an aggregate total of 370,000 Shares, pursuant to a qualified offering statement under Regulation A.

In January 2022, Landa Properties transferred title to the following Properties to the applicable Series, as set forth in the table below.

Series	Property
Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC	1703 Summerwoods Lane, Griffin, GA, 30224
Landa App LLC – 1712 Summerwoods Lane Griffin GA LLC	1712 Summerwoods Lane, Griffin, GA, 30224
Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC	1743 Summerwoods Lane, Griffin, GA, 30224
Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC	1750 Summerwoods Lane, Griffin, GA, 30224
Landa App LLC - 4267 High Park Lane East Point GA LLC	4267 High Park Lane, East Point, GA, 30344
Landa App LLC - 4474 Highwood Park Drive East Point GA LLC	4474 Highwood Park Drive, Atlanta, GA, 30344
Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC	8569 Creekwood Way, Jonesboro, GA, 30238
Landa App LLC - 9439 Lakeview Road Union City GA LLC	9439 Lakeview Road, Union City, GA, 30291
Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC	10167 Port Royal Court, Jonesboro, GA, 30238
Landa App LLC - 1246 Elgin Way Riverdale GA LLC	1246 Elgin Way, Riverdale, GA, 30296
Landa App LLC - 1910 Grove Way Hampton GA LLC	1910 Grove Way, Hampton, GA, 30228
Landa App LLC - 593 Country Lane Jonesboro GA LLC	593 Country Lane, Jonesboro, GA, 30238
Landa App LLC - 6436 Stone Terrace Morrow GA LLC	6436 Stone Terrace, Morrow, GA, 30260
Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC	6440 Woodstone Terrace, Morrow, GA, 30260
Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC	6848 Sandy Creek Drive, Riverdale, GA, 30274
Landa App LLC - 687 Utoy Court Jonesboro GA LLC	687 Utoy Court, Jonesboro, GA, 30238
Landa App LLC - 729 Winter Lane Jonesboro GA LLC	729 Winter Lane, Jonesboro, GA, 30238
Landa App LLC - 7349 Exeter Court Riverdale GA LLC	7349 Exeter Court, Riverdale, GA, 30296
Landa App LLC – 8645 Embrey Drive Jonesboro GA LLC	8645 Embrey Drive, Jonesboro, GA, 30236
Landa App LLC - 8780 Churchill Place Jonesboro GA LLC	8780 Churchill Place, Jonesboro, GA, 30238
Landa App LLC - 8796 Parliament Place Jonesboro GA LLC	8796 Parliament Place, Jonesboro, GA, 30238
Landa App LLC - 8641 Ashley Way Douglasville GA LLC	8641 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8651 Ashley Way Douglasville GA LLC	8651 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8652 Ashley Way Douglasville GA LLC	8652 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8653 Ashley Way Douglasville GA LLC	8653 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8654 Ashley Way Douglasville GA LLC	8654 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8655 Ashley Way Douglasville GA LLC	8655 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8659 Ashley Way Douglasville GA LLC	8659 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8662 Ashley Way Douglasville GA LLC	8662 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8668 Ashley Way Douglasville GA LLC	8668 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8670 Ashley Way Douglasville GA LLC	8670 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8674 Ashley Way Douglasville GA LLC	8674 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8675 Ashley Way Douglasville GA LLC	8675 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8677 Ashley Way Douglasville GA LLC	8677 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8678 Ashley Way Douglasville GA LLC	8678 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8679 Ashley Way Douglasville GA LLC	8679 Ashley Way, Douglasville, GA, 30134
Landa App LLC - 8683 Ashley Way Douglasville GA LLC	8683 Ashley Way, Douglasville, GA, 30134

Each of the following Series issued an Acquisition Note to the Manager in connection with the acquisition of its Property, the terms of which are listed in the table below. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes are interest-bearing and are an unsecured obligation of the applicable Series.

Series	Principal Amount(1)	Annual Interest Rate	Loan Date(2)
Landa Series 1703 Summerwoods Lane	$113,697	4.50%	07/12/2021
Landa Series 1712 Summerwoods Lane	$113,697	4.50%	07/12/2021
Landa Series 1743 Summerwoods Lane	$113,697	4.50%	07/12/2021
Landa Series 1750 Summerwoods Lane	$113,697	4.50%	07/12/2021
Landa Series 4267 High Park Lane	$151,875	4.50%	07/12/2021
Landa Series 4474 Highwood Park Drive	$136,648	4.50%	07/12/2021
Landa Series 4809 / 4811 Pinedale Drive	$182,331	4.50%	07/12/2021
Landa Series 5051 Maple Drive	$107,279	4.50%	07/12/2021
Landa Series 8569 Creekwood Way	$83,351	4.50%	07/12/2021
Landa Series 9439 Lakeview Road	$181,134	4.50%	07/12/2021
Landa Series 10167 Port Royal Court	$110,600	4.50%	07/12/2021
Landa Series 1246 Elgin Way	$133,535	4.50%	07/12/2021
Landa Series 168 Brookview Drive	$105,126	4.50%	07/12/2021
Landa Series 1910 Grove Way	$104,562	4.50%	07/12/2021
Landa Series 268 Brookview Drive	$126,259	4.50%	07/12/2021
Landa Series 593 Country Lane	$95,842	4.50%	07/12/2021
Landa Series 6436 Stone Terrace	$60,479	4.50%	07/12/2021
Landa Series 6440 Woodstone Terrace	$64,744	4.50%	07/12/2021
Landa Series 6848 Sandy Creek Drive	$86,367	4.50%	07/12/2021
Landa Series 687 Utoy Court	$115,422	4.50%	07/12/2021
Landa Series 729 Winter Lane	$113,721	4.50%	07/12/2021
Landa Series 7349 Exeter Court	$110,638	4.50%	07/12/2021
Landa Series 773 Villa Way	$88,336	4.50%	07/12/2021
Landa Series 8645 Embrey Drive	$118,895	4.50%	07/12/2021
Landa Series 8780 Churchill Place	$132,557	4.50%	07/12/2021
Landa Series 8796 Parliament Place	$109,839	4.50%	07/12/2021
Landa Series 8641 Ashley Way	$146,307	4.50%	10/01/2021
Landa Series 8651 Ashley Way	$122,325	4.50%	10/01/2021
Landa Series 8652 Ashley Way	$136,029	4.50%	10/01/2021
Landa Series 8653 Ashley Way	$121,183	4.50%	10/01/2021
Landa Series 8654 Ashley Way	$136,029	4.50%	10/01/2021
Landa Series 8655 Ashley Way	$132,552	4.50%	10/01/2021
Landa Series 8658 Ashley Way	$136,029	4.50%	10/01/2021
Landa Series 8659 Ashley Way	$145,165	4.50%	10/01/2021
Landa Series 8662 Ashley Way	$140,597	4.50%	10/01/2021
Landa Series 8668 Ashley Way	$157,614	4.50%	10/01/2021
Landa Series 8670 Ashley Way	$158,870	4.50%	10/01/2021
Landa Series 8674 Ashley Way	$134,887	4.50%	10/01/2021
Landa Series 8675 Ashley Way	$132,603	4.50%	10/01/2021
Landa Series 8677 Ashley Way	$124,609	4.50%	10/01/2021
Landa Series 8678 Ashley Way	$168,006	4.50%	10/01/2021
Landa Series 8679 Ashley Way	$134,887	4.50%	10/01/2021
Landa Series 8683 Ashley Way	$128,971	4.50%	10/01/2021

(1)	The principal amount will be due and payable by the Series within 30 days after demand by the Manager, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	Each Acquisition Note was entered into on the date set forth in the table above. Interest began to accrue on the Acquisition Notes when title to the Property was transferred to the Series.

In January 2022, each of the following Series entered into a Refinance Note with Lending One, the terms of which are listed in the table below. Each Refinance Note is secured by the Property underlying the respective Series.

Series	Principal Amount	Annual Interest Rate	Maturity Date
Landa App LLC - 1394 Oakview Circle Forest Park GA LLC	$44,015.00	4.80%	*
Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC	$52,703.00	4.80%	*
Landa App LLC - 1741 Park Lane Griffin GA LLC	$66,476.00	4.80%	*
Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC	$77,925.00	4.80%	*
Landa App LLC – 1712 Summerwoods Lane Griffin GA LLC	$67,535.00	4.80%	*
Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC	$77,925.00	4.80%	*
Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC	$77,925.00	4.80%	*
Landa App LLC - 4267 High Park Lane East Point GA LLC	$104,250.00	4.80%	*
Landa App LLC - 4474 Highwood Park Drive East Point GA LLC	$93,750.00	4.80%	*
Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC	$49,400.00	4.80%	*
Landa App LLC - 9439 Lakeview Road Union City GA LLC	$124,425.00	4.80%	*
Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC	$82,500.00	4.80%	*
Landa App LLC - 1246 Elgin Way Riverdale GA LLC	$95,250.00	4.80%	*
Landa App LLC - 1910 Grove Way Hampton GA LLC	$82,500.00	4.80%	*
Landa App LLC - 593 Country Lane Jonesboro GA LLC	$71,250.00	4.80%	*
Landa App LLC - 6436 Stone Terrace Morrow GA LLC	$45,000.00	4.80%	*
Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC	$46,500.00	4.80%	*
Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC	$64,500.00	4.80%	*
Landa App LLC - 687 Utoy Court Jonesboro GA LLC	$82,500.00	4.80%	*
Landa App LLC - 729 Winter Lane Jonesboro GA LLC	$82,500.00	4.80%	*
Landa App LLC - 7349 Exeter Court Riverdale GA LLC	$71,500.00	4.80%	*
Landa App LLC – 8645 Embrey Drive Jonesboro GA LLC	$84,750.00	4.80%	*
Landa App LLC - 8780 Churchill Place Jonesboro GA LLC	$94,500.00	4.80%	*
Landa App LLC - 8796 Parliament Place Jonesboro GA LLC	$78,750.00	4.80%	*
Landa App LLC - 8641 Ashley Way Douglasville GA LLC	$96,357.00	4.80%	*
Landa App LLC - 8651 Ashley Way Douglasville GA LLC	$80,424.00	4.80%	*
Landa App LLC - 8652 Ashley Way Douglasville GA LLC	$76,700.00	4.80%	*
Landa App LLC - 8653 Ashley Way Douglasville GA LLC	$68,250.00	4.80%	*
Landa App LLC - 8654 Ashley Way Douglasville GA LLC	$89,529.00	4.80%	*
Landa App LLC - 8655 Ashley Way Douglasville GA LLC	$71,500.00	4.80%	*
Landa App LLC - 8659 Ashley Way Douglasville GA LLC	$81,900.00	4.80%	*
Landa App LLC - 8662 Ashley Way Douglasville GA LLC	$84,500.00	4.80%	*
Landa App LLC - 8668 Ashley Way Douglasville GA LLC	$99,392.00	4.80%	*
Landa App LLC - 8670 Ashley Way Douglasville GA LLC	$94,250.00	4.80%	*
Landa App LLC - 8674 Ashley Way Douglasville GA LLC	$87,750.00	4.80%	*
Landa App LLC - 8675 Ashley Way Douglasville GA LLC	$87,253.00	4.80%	*
Landa App LLC - 8677 Ashley Way Douglasville GA LLC	$81,942.00	4.80%	*
Landa App LLC - 8678 Ashley Way Douglasville GA LLC	$104,000.00	4.80%	*
Landa App LLC - 8679 Ashley Way Douglasville GA LLC	$88,770.00	4.80%	*
Landa App LLC - 8683 Ashley Way Douglasville GA LLC	$81,183.00	4.80%	*

*	This Refinance Note matures on the earlier of (i) February 1, 2027 and (ii) the date on which the unpaid principal balance of this Refinance Note becomes due and payable by acceleration or otherwise or the exercise by Lending One of any right or remedy under the Refinance Note and/or any other document or agreement entered into in connection with the Refinance Note.

On April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224, each Series paid the holders of such Series a final distribution, based on such holder’s percentage ownership in such Series.

Impact of Coronavirus Pandemic

The international spread of COVID-19 was declared a global pandemic by the World Health Organization on March 11, 2020. The extent to which this pandemic could continue to affect our financial condition, liquidity, and results of operations is difficult to predict and depends on evolving factors, including, but not limited to, duration, scope, government actions, and other social responses. Beginning in March 2020, many states in the U.S., including Georgia, where our current Properties are located, implemented stay-at-home and shutdown orders for all “non-essential” business and activity in an aggressive effort to mitigate the spread of COVID-19. These orders have continued to evolve resulting in a full or partial lifting of these restrictions at various points over the past two years. Vaccinations for the COVID-19 virus have been widely distributed among the general U.S. population which has resulted in a loosening of previously mandated restrictions. However, the potential emergence of vaccine-resistant variants of COVID-19 could trigger restrictions to be put back in place. Such restrictions may include mandatory business shut-downs, reduced business operations and social distancing requirements.

The pandemic’s duration and severity and the extent of the adverse health impact on the general population and on the local population where our Properties are and will be located are unknown. These, among other items, will likely impact the economy, the unemployment rate and our operations, and could materially affect our future combined results of operations, financial condition, liquidity, investments and overall performance. In addition, our business may be affected by our ability to hire and/or maintain adequate staffing and by disruption in the supply chain for building, construction and related goods and materials. For more information, please see the section entitled “Risk Factors – The COVID-19 pandemic may adversely affect our business” of our Offering Circular, which is incorporated herein by reference.

Results of Operations

The following table sets forth key components of our results of operations during the year ended December 31, 2021 and the period from May 19, 2020 (Inception) to December 31, 2020.

Category	Year Ended December 31, 2021	Period from May 19, 2020 (Inception) to December 31, 2020
Rental Income	$78,454	$33,926
Management Fee	6,254	2,714
Advertising Costs	260	1,074
Repairs and Maintenance	12,168	16,347
Homeowners Association Fee	1,330	0
Insurance Expense	3,360	2,510
Real Estate Taxes	10,197	4,401
Depreciation	26,115	12,360
Interest Expense	16,232	4,425
Bad Debt Expense	1,997	0
Bank Charges	4	0
Net Income (Loss) before income taxes	537	(9,905)
Provision for income taxes	2,453	681
Total Income/(Loss)	$(1,916)	$(10,586)

Revenues

Revenues are generated at the Series level. Each Series generates revenue through rental income earned from its underlying Property. Our total revenue for all Series in the aggregate increased by $44,528, or 131%, to $78,454 for the year ended December 31, 2021 from $33,926 for the period from May 19, 2020 (Inception) to December 31, 2020.

Operating Expenses

The Operating Expenses incurred by each Series prior to such Series acquiring title to its underlying Property from Landa Properties are paid by the Manager. For more information about the operating expenses of the Series and the Properties, please see “Description of our Business – Operating Expenses” of our Offering Circular, which can be found here and is incorporated herein by reference.

Each Series is responsible for its own Operating Expenses once it acquires title to its underlying Property.

For the year ended December 31, 2021 and for the period from May 19, 2020 (Inception) to December 31, 2020, the Series in the aggregate incurred $77,917 and $43,831, respectively, in Operating Expenses (on a total combined basis).

The following table summarizes the Operating Expenses by category:

Operating Expenses	Year Ended December 31, 2021	Period from May 19, 2020 (Inception) to December 31, 2020
Management Fee	$6,254	$2,714
Advertising	260	1,074
Repairs and Maintenance	12,168	16,347
Homeowners Association Fees	1,330	0
Insurance Expense	3,360	2,510
Real Estate Taxes	10,197	4,401
Depreciation Expense	26,115	12,360
Interest Expense	16,232	4,425
Bad Debt Expense	1,997	0
Bank Charges	4	0
Total Expenses	$77,917	$43,831

The following table summarizes the Operating Expenses for each Series:

Series	Year Ended December 31, 2021	Period from May 19, 2020 (Inception) to December 31, 2020
Landa Series 115 Sardis Street	$12,900	$8,105
Landa Series 1394 Oakview Circle	6,367	2,665
Landa Series 1701 Summerwoods Lane	9,083	5,390
Landa Series 1741 Park Lane	10,127	4,106
Landa Series 209 Timber Wolf Trail	7,939	3,477
Landa Series 2505 Oak Circle	13,619	6,461
Landa Series 271 Timber Wolf Trail	8,821	8,491
Landa Series 29 Holly Grove Road	9,061	5,136
Total Operating Expenses	$77,917	$43,831

Net Income/(Loss)

As a result of the cumulative effect of the foregoing factors, we generated aggregate net losses of $(1,916) and $(10,586) for the year ended December 31, 2021 and for the period from May 19, 2020 (Inception) through December 31, 2020, respectively.

The following table summarizes net loss by each Series:

Series	Year Ended December 31, 2021	Period from May 19, 2020 (Inception) to December 31, 2020
Landa Series 115 Sardis Street	$(3,200)	$(3,563)
Landa Series 1394 Oakview Circle	2,200	1,292
Landa Series 1701 Summerwoods Lane	1,880	(596)
Landa Series 1741 Park Lane	(1,427)	8
Landa Series 209 Timber Wolf Trail	1,021	687
Landa Series 2505 Oak Circle	(4,067)	(2,086)
Landa Series 271 Timber Wolf Trail	2,258	(5,166)
Landa Series 29 Holly Grove Road	(581)	(1,162)
Total Net Income/(Loss)	$(1,916)	$(10,586)

Liquidity and Capital Resources

The Company did not commence its operations prior to the qualification of its initial Offering Statement. In addition, no Series commences its operations prior to the qualification of an offering statement (or amendment) in which the Series is included and the transfer of title of each of the Properties from Landa Properties to the applicable Series. Once a Series commences its planned principal operations, it will incur significant additional expenses. Until such time as a Series has the capacity to generate cash flows from operations, it may seek additional capital, including from the Manager.

Cash Balances

As of December 31, 2021 and 2020, the Company itself had no cash or cash equivalents on hand. On a total combined basis, as of December 31, 2021, the Series, in the aggregate, had $79,897 on hand, as compared to $18,432 on hand as of December 31, 2020.

The following table summarizes the cash and cash equivalents by Series:

Series	Year Ended December 31, 2021	Period from May 19, 2020 (Inception) to December 31, 2020
Landa Series 115 Sardis Street	$3,270	$624
Landa Series 1394 Oakview Circle	3,148	3,066
Landa Series 1701 Summerwoods Lane	38,376	4,802
Landa Series 1741 Park Lane	21,582	2,137
Landa Series 209 Timber Wolf Trail	3,148	3,737
Landa Series 2505 Oak Circle	3,723	70
Landa Series 271 Timber Wolf Trail	3,649	1,230
Landa Series 29 Holly Grove Road	3,001	2,766
Total Cash	$79,897	$18,432

Loans

Acquisition Notes

Each Series financed 100% of the costs associated with the acquisition of its Property, including an acquisition fee and expenses associated with sourcing its Property, with an Acquisition Note issued by such Series to the Manager, the terms of which are listed in the table below. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager. The Acquisition Notes are non-interest-bearing and are an unsecured obligation of the applicable Series.

Loan	Series	Principal Amount (1)	Annual Interest Rate	Loan Date	Current Outstanding Amount (2)
1	Landa Series 115 Sardis Street(3)	$117,304	0.00%	07/10/2020	$64,789
2	Landa Series 1394 Oakview Circle	$80,088	0.00%	07/10/2020	$44,015
3	Landa Series 1701 Summerwoods Lane(4)	$95,491	0.00%	07/10/2020	$52,703
4	Landa Series 1741 Park Lane(4)	$116,574	0.00%	07/10/2020	$64,359
5	Landa Series 209 Timber Wolf Trail(3)	$119,827	0.00%	07/10/2020	$66,476
6	Landa Series 2505 Oak Circle(3)	$98,471	0.00%	07/10/2020	$54,728
7	Landa Series 271 Timber Wolf Trail(3)	$123,412	0.00%	07/10/2020	$68,227
8	Landa Series 29 Holly Grove Road(3)	$100,445	0.00%	07/10/2020	$55,718

(1)	The principal amount is due and payable by the Series within 30 days after demand by the Manager, as lender, at any time prior to the liquidation, dissolution or winding up of the Series.

(2)	The Current Outstanding Amount as of December 31, 2021.
(3)	Before any securities were issued, the Company withdrew this Series.

(4)	This Series closed its offering and made a liquidating distribution of expected proceeds from the sale of the underlying Property. For additional information, see the Form 1-U filed on March 11, 2022, available here.

Refinance Notes

Each Series paid down, or otherwise discharged, a portion of the outstanding balance of its Acquisition Note with the proceeds from a Refinance Note issued by such Series to the Manager, the terms of which are listed in the table below. Each of these Refinance Notes represents a related-party loan between each respective Series and the Manager. The Refinance Notes are interest-bearing and are an unsecured obligation of the applicable Series.

Loan	Series	Principal Amount	Annual Interest Rate	Loan Date	Maturity Date	Monthly Payment Amount
1	Landa Series 115 Sardis Street(1)	$64,789	4.50%	July 1, 2021	July 1, 2026	$242.96
2	Landa Series 1394 Oakview Circle	$44,015	4.50%	July 1, 2021	July 1, 2026	$165.06
3	Landa Series 1701 Summerwoods Lane(2)	$52,703	4.50%	July 1, 2021	July 1, 2026	$197.64
4	Landa Series 1741 Park Lane(2)	$64,359	4.50%	July 1, 2021	July 1, 2026	$241.35
5	Landa Series 209 Timber Wolf Trail(1)	$66,476	4.50%	July 1, 2021	July 1, 2026	$249.29
6	Landa Series 2505 Oak Circle(1)	$54,728	4.50%	July 1, 2021	July 1, 2026	$205.23
7	Landa Series 271 Timber Wolf Trail(1)	$68,227	4.50%	July 1, 2021	July 1, 2026	$255.85
8	Landa Series 29 Holly Grove Road(1)	$55,718	4.50%	July 1, 2021	July 1, 2026	$208.94

(1)	Before any securities were issued, the Company withdrew this Series.

(2)	This Series closed its offering a made a liquidating distribution of expected proceeds from the sale of the underlying Property. For additional information, see the Form 1-U filed on March 11, 2022, available here.

Plan of Operations

We plan to launch an as of yet undetermined number of additional Series and related offerings in the next twelve (12) months with properties that we acquire from our affiliates, including Landa Properties. The proceeds from any additional offerings closed during the next twelve (12) months will be used for, among other things, the acquisition of properties by the Series conducting the offerings. No investor in any Series will, by virtue of its interest in such Series, including its underlying Property, have any interest in, or rights to acquire an interest in, any other Series.

While each Series intends to hold its Property indefinitely, as each Property reaches what the Manager believes to be its optimum value, the Manager may consider disposing of such Property. Please see “Business – Our Manager – Disposition Policies” for more information about our disposition policy with respect to the Properties.

We expect that the rental income earned from each Series’ Property will satisfy each Series’ cash requirements. Each Series may seek additional capital in the form of debt financing from other financing sources to satisfy any additional cash requirements, including a related-party loan between each Series and the Manager.

Off-Balance Sheet Arrangements

Neither the Company nor any of the Series had during the periods presented, and does not currently have, any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with GAAP requires the Manager to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements.

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments, effective July 10, 2020.

We determine revenue recognition through the following steps:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligations are satisfied.

Operating Expenses

If the Operating Expenses exceed the amount of revenues generated from a Series and cannot be covered by any Reserves of such Series, the Manager may (a) pay such Operating Expenses and seek reimbursement and/or (b) loan the amount of the Operating Expenses to the applicable Series and be entitled to reimbursement of such amount from future revenues generated by such Series. In the case that the Manager provides a loan to a Series, the Series will be obligated to pay interest on that loan at a rate to be determined solely by the Manager, but which will be no greater than seven percent (7%).

Fees to the Manager

Monthly Management Fee: Each Series pays the Manager a monthly management fee ranging from five percent (5%) to ten percent (10%) of Gross Monthly Rent for each Property.

Acquisition Fee: The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to an acquisition fee due to the Manager ranging from five percent (5%) to ten percent (10%) of the purchase price of the Property

Property Diligence Expenses: The Acquisition Notes issued by each Series to the Manager in connection with the acquisition of its Property included amounts attributable to any and all fees, costs and expenses incurred in connection with the evaluation, discovery, and investigation of such Property incurred prior to such acquisition, including legal fees associated with the title insurance, appraisal costs and inspection costs, and any other expenses associated with the acquisition of a Property.

Brokerage Fee: The broker of record for each Offering is expected to receive a brokerage fee equal to one percent (1%) of the amount raised from investors through each Series’ Offering. We comply with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of a Series’ Offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an Offering or to expense if the Offering is not completed.

Administrative Costs: In accordance with FASB ASC 720, administrative costs, including accounting fees and legal fees, are expensed as incurred. See “Item 1. Business—Operating Expenses” for additional information.

For more information about the fees payable to the Manager, please see “Description of our Business – Our Manager – Manager Compensation” of our Offering Circular, which can be found here and is incorporated herein by reference.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Earnings (Loss) / Income per Membership Interest

Upon completion of an Offering, each Series intends to comply with accounting and disclosure requirements of ASC Topic 260, Earnings per Share. For each Series, earnings (loss) / income per interest will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding interests in that particular Series during the year.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

We do not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying combined financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees of the Company

Neither the Company, nor any Series, has any directors, executive officers, or employees, and we do not expect the Company or any Series to appoint or hire any directors, executive officers, or employees.

Directors, Executive Officers and Significant Employees of the Manager

The following individuals constitute the members of the board of directors (the “Board”), executive management and significant employees of the Manager:

Name	Position	Age	Term of Office
Directors and Executive Officers:
Yishai Cohen	Chairman, Chief Executive Officer and President	26	Since September 2019
Amit Assaraf	Chief Technology Officer, Director	25	Since September 2019

Non-Employee Directors:
Arnon Dinur	Director	50	Since September 2019
Gigi Levy-Weiss	Director	50	Since September 2019
Yaniv Sarig	Director	43	Since September 2019

There are no family relationships between any director, executive officer or significant employee of the Manager.

Directors and Executive Officers

Yishai Cohen, Chairman, Chief Executive Officer and President. Mr. Cohen is the co-founder of Landa Holdings, Inc. and has served as its President and Chairman of the Board since September 2019, and its Chief Executive Officer since April 2020. Prior to founding Landa Holdings, Inc., Mr. Cohen was the founder of SmartBus, an Israeli-based business-to-business transportation platform, which was acquired in 2016. Mr. Cohen has extensive experience in internet and mobile products, marketplaces and technology.

Amit Assaraf, Chief Technology Officer and Director. Mr. Assaraf is the co-founder of Landa Holdings, Inc. and has served as its Chief Technology Officer and member of the Board of Landa Holdings, Inc. since September 2019. Mr. Assaraf has over 10 years of experience in software engineering and system architecture, specializes in consumer products and cyber security. Prior to co-founding Landa Holdings, Inc., Mr. Assaraf served as a technical lead of several high-tech companies, including Landbridge Ltd., Helpi Ltd., Genesis Labs Ltd., and CityPark Ltd. Mr. Assaraf is a graduate of the Elite Intelligence Unit 8200 of the Israeli Defense Forces.

Non-Employee Directors

Arnon Dinur, Director. Mr. Dinur has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Dinur is a partner at 83North, and serves also as a director at Applicaster Ltd., Beach Bum Ltd., Lendbuzz, Inc., Marqeta, Inc., Mixtiles Ltd., EX.CO Ltd., Podimo ApS, Snappy App, Inc., Stuff That Works Ltd., Superplay Ltd., Terrascope Limited (Fatmap) and VIA Transportation, Inc. He also serves as a board observer at Bluevine Capital Inc. and Wolt Enterprises Oy. Mr. Dinur is also a board member at Lobby99, a non-profit organization. Mr. Dinur holds a LL.B. in Law and a BA in accounting from Tel Aviv University, and an MBA from the University of Texas at Austin.

Gigi Levy-Weiss, Director. Mr. Levy-Weiss has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Levy-Weiss is the founding partner of NFX, a $275 million leading seed venture firm. Prior to NFX, Gigi served as the CEO of 888 Holdings, PLC (LSE: 888.L). Mr. Levy-Weiss previously founded, and assumed senior positions at, a number of startups including Playtika and Inception, and has been an investor in companies such as Kenshoo, Moon Active, Plarium, MyHeritage, Optimove, Selina, Houseparty, R2Net, SimilarWeb, NanoRep, Replay Technology, and SpaceApe. Mr. Levy-Weiss currently serves on the Supervisory Board of Bertelsmann SE & Co. KGaA and on the Client Advisory Council of Facebook. In addition, Mr. Levy-Weiss is a member of the board of directors of the Middle East Entrepreneurs of Tomorrow and is a member of the advisory board of the Technology Management, Innovation and Entrepreneurship MBA at Tel Aviv University. Mr. Levy-Weiss served as a pilot in the Israeli Air Force and holds an MBA from the Kellogg School of Management at Northwestern University.

Yaniv Sarig, Director. Mr. Sarig has served as a member of the Board of Landa Holdings, Inc. since September 2019. Mr. Sarig is a co-founder, director and President and Chief Executive Officer of Mohawk Group, Inc. Prior to co-founding Mohawk, Mr. Sarig led the Financial Services Engineering department at Coverity, a leading software startup providing code quality and security solutions for top financial institutions and hedge funds in New York including NYSE, Nasdaq, JPMC and Barclays, from April 2012 to April 2014. Before joining Coverity, Mr. Sarig held lead technical roles at Bloomberg from October 2011 to April 2012 and EPIQ Systems, Inc. (Nasdaq: EPIQ), a legal process outsourcing company, from February 2006 to October 2011. Prior to moving to New York City, Mr. Sarig lived in Israel where he held various software engineering roles at startups from various industries including companies involved in digital printing solutions and military navigation systems. Mr. Sarig served in the IDF Special Forces where he obtained the rank of Sergeant First Class and holds a BS in Computer Science from Touro College.

Compensation of Executive Officers

Neither the Company, nor any Series has any executive officers or employees, nor does the Company or any Series currently intend to hire any executive officers or employees who will be compensated directly by us. Each of the executive officers of our Manager manages our day-to-day affairs; oversees the review, selection and recommendation of investment opportunities; services acquired investments; and monitors the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from our manager. Although each Series indirectly bears some of the costs of the compensation paid to these individuals, through the monthly management fee that each Series pays to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of our Manager

For information regarding the compensation of our Manager, please see “Description of our Business – Manager Compensation” in our Offering Circular, which can be found here and is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The Company and each Series are managed by the Manager and do not have directors or executive officers. The Manager is the sole member of the Company and neither the Manager nor any of its directors or executive officers own Shares in any of the Series.

Item 5. Interest of Management and Others in Certain Transactions Other Information

We are subject to various conflicts of interest arising out of our relationship with the Manager and its affiliates.

Please see “Interest of Management and Others in Certain Transactions Other Information” in our Offering Circular, which can be found here and is incorporated herein by reference .

Transactions

Property Acquisitions

Each Series previously issued an Acquisition Note to the Manager in connection with the acquisition of its property.

The acquisitions of the Properties by the Series were not, or will not be, arm’s length transactions. Each Series treated, or will treat, its acquisition as a transaction between entities under common control per Accounting Standards Codification (“ASC”) 805-50 and recorded, or will record, the transaction at its carryover basis.

Nevertheless, Landa Properties acquired each Property for either the same purchase price that each Series paid for such Property or the most recent appraisal value or broker price opinion, as applicable, for such Property.

For more information on the purchase prices of the Properties, please see “Use of Proceeds” in our Offering Circular, which can be found here and is incorporated herein by reference.

Loans

Acquisition Notes

Each Series financed 100% of the costs associated with the acquisition of its Property, including an acquisition fee and expenses associated with sourcing its Property, with an Acquisition Note issued by such Series to the Manager.

Refinance Notes

Each Series paid down, or otherwise discharged, a portion of the outstanding balance of its Acquisition Note with the proceeds from a Refinance Note issued to the Manager.

See Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Loans for information related to each of the Acquisition Notes and Refinance Notes issued to the Manager.

Our Affiliates’ Interests

General

The Manager also serves as manager to Landa App 2 LLC, a Delaware series limited liability company also formed for the purpose of offering a unique investment opportunity for eligible investors to benefit from the performance of curated and fully managed rental real estate properties. Each series of Landa App 2 LLC is similarly managed by the Manager. The Manager may also manage other affiliate companies in the future.

The executive officers of the Manager will also manage operations for each Series. These persons will have legal obligations with respect to those entities that are similar to their obligations to the Company. In the future, however, these persons and other affiliates of the Manager may organize other real estate-related programs and acquire for their own accounts real estate properties that may be suitable for us.

In addition, each of the Manager’s executive officers will also provide executive and management services to other affiliated entities. As a result, they will owe duties to each of these entities, their holders, members and partners. These duties may from time-to-time conflict with the duties that they owe to the Company and each Series. These persons will also have conflicts of interest with respect to our agreements and arrangements with the Manager and other affiliates of the Manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Except as provided in the Master Agreement or the applicable Management Agreement, the Manager is not required to make available any particular individual personnel to us or any Series.

The Manager’s executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Manager will dedicate to the management of our business. Accordingly, we may compete with the Manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the Manager or one of its affiliates, including the Manager, which we refer to collectively as the Manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

For more information related to the risks associated with the Manager’s management of our affiliates who operate competing businesses, please see the section entitled “Risk Factors—Risk Related to the Company and the Manager–The Manager may have a conflict of interest as it manages multiple Series, the Company, and an affiliate company of ours that leases residential properties and has a financial interest in certain agreements of the Series, any of which could result in the Manager not acting in the best interest of a particular Series” of our Offering Circular, which can be found here and is incorporated herein by reference.

Payment of Certain Fees and Expenses of the Manager

Each Series pays or reimburses the Manager for fees and expenses incurred by the Manager in connection with its management of the Series and the Properties, including, but not limited to, any ongoing expense of the Series or the Property that is paid by the Manager, expenses in connection with the special servicing of the non-performing Properties and the liquidation of the Properties, and, if applicable, interest payments on related-party loans for operations, issued by the Manager to a Series. These fees and expenses payable by the Series to the Manager and its affiliates were not determined on an arm’s length basis.

Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other Fees to the Manager” for more information about the fees and expenses payable to the Manager. See also “Interest of Management and Others in Certain Transactions Other Information” in our Offering Circular, which can be found here and is incorporated herein by reference.

Item 6. Other Information

None.

Item 7. Financial Statements

INDEX TO THE FINANCIAL STATEMENTS

Page
Report of the Independent Auditors	F-2

Combined Balance Sheets for the Year Ended December 31, 2021 and December 31, 2020	F-3

“Combined Statement of Operations for Landa App LLC for the period from January 1, 2021 to December 31, 2021 and for the period from January 1, 2020 to December 31, 2020, and for the Series for the period from January 1, 2021 and from May 19, 2020 (Inception) to December 31, 2020”	F-7

Combined Statements of Members’ Equity for Landa App LLC for the period from January 1, 2021 To December 31, 2021 and for the period from January 1, 2020 to December 31, 2020, and for the Series for the period from May 19, 2020 (Inception) to December 31, 2020	F-11

Statements of Cash Flows for Landa App LLC for the period from January 1, 2021 to December 31, 2021 and for the period from January 1, 2020 to December 31, 2020, and for the Series for the Period From May 19, 2020 (Inception) to December 31, 2020	F-14

Landa App LLC and Landa App Series Group Notes to the Financial Statements for Landa App LLC for the period from January 1, 2021 to December 2021 and for the period from January 1, 2020 to December 31, 2020, and for the Series for the period from January 1, 2021 to December 2021 and from May 19, 2020 (Inception) to December 31, 2020	F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Manager of

Landa App LLC

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Landa App LLC in total and for each series of the Landa App Series Group (“Series”) (collectively the “Company”) as of December 31, 2021 and 2020, the related combined statements of operations, changes in members’ equity and cash flows for the year ended December 31, 2021 and 2020 for Landa App LLC and for the period May 19, 2020 (Inception) to December 31, 2020 for the Series, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and 2020 for Landa App LLC and for the period May 19, 2020 (Inception) to December 31, 2020 for the Series, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, Landa App LLC has not commenced planned principal operations and has not generated revenues or profits from inception. Once Landa App LLC commences its planned principal operations it will incur significant additional expenses and be dependent upon additional capital resources. In addition, each Series commenced operations and has incurred losses and is dependent upon additional capital resources. These conditions raise substantial doubt about Landa App LLC and each Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

New York, NY

April 29, 2022

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND DECEMBER 31, 2020

	Landa App LLC		Landa Series 115 Sardis Street		Landa Series 1394 Oakview Circle
	As of December 31,		As of December 31,		As of December 31,
	2021	2020	2021	2020	2021	2020
Assets
Cash & restricted cash	$-	$-	$3,270	$624	$3,148	$3,066
Accounts receivable	-	-	-	-	-	-
Due from related party	-	-	-	1,553	7,451	2,321

Total current assets	-	-	3,270	2,177	10,599	5,387

Investments in single-family residential properties, net of depreciation	-	-	109,298	110,751	75,155	76,600

Total Assets	$-	$-	$112,568	$112,928	$85,754	$81,987

Liabilities and Members’ Equity
Due to related party	$-	$-	$463	$-	$-	$-
Other liabilities	-	-	1,564	511	2,946	1,017
Security deposit	-	-	-	-	500	-
Promissory note - related party	-	-	64,789	-	44,015	-
Notes Payable - related party, net of unamortized discount	-	-	52,515	115,980	-	79,678

Total Liabilities	-	-	119,331	116,491	47,461	80,695

Members’ Equity / (Deficit)
Members’ equity	-	-	(6,763)	(3,563)	38,293	1,292

Total Liabilities and Members’ Equity / (Deficit)	$-	$-	$112,568	$112,928	$85,754	$81,987

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND DECEMBER 31, 2020 (CONTINUED)

	Landa Series 1701 Summerwoods Lane			Landa Series 1741 Park Lane		Landa Series 209 Timber Wolf Trail
	As of December 31,			As of December 31,		As of December 31,
	2021		2020	2021	2020	2021	2020
Assets
Cash & restricted cash		$38,376	$4,802	$21,582	$2,137	$3,148	$3,737
Accounts receivable		-	-	-	-	775	-
Due from related party		6,551	-	5,490	3,519	7,802	2,203

Total current assets		44,927	4,802	27,072	5,656	11,725	5,940

Investments in single-family residential properties, net of depreciation		89,660	91,821	108,782	110,823	113,038	115,414

Total Assets		$134,587	$96,623	$135,854	$116,479	$124,763	$121,354

Liabilities and Members’ Equity
Due to related party	$		$474	$-	$-	$-	$-
Other liabilities		3,169	1,585	2,649	820	2,453	1,399
Security deposit		950	-	-		775	-
Promissory note - related party		52,703	-	64,359		66,476	-
Notes Payable - related party, net of unamortized discount		42,788	95,160	52,215	115,651	53,351	119,268

Total Liabilities		99,610	97,219	119,223	116,471	123,055	120,667

Members’ Equity / (Deficit)
Members’ equity		34,977	(596)	16,631	8	1,708	687

Total Liabilities and Members’ Equity / (Deficit)		$134,587	$96,623	$135,854	$116,479	$124,763	$121,354

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND DECEMBER 31, 2020 (CONTINUED)

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail		Landa Series 29 Holly Grove Road
	As of December 31,		As of December 31,		As of December 31,
	2021	2020	2021	2020	2021	2020
Assets
Cash & restricted cash	$3,723	$70	$3,649	$1,230	$3,001	$2,766
Accounts receivable	-	1,750	-	-	-	433
Due from related party	-	-	4,282	-	3,762	-

Total current assets	3,723	1,820	7,931	1,230	6,763	3,199

Investments in single-family residential properties, net of depreciation	100,135	102,810	121,800	123,994	94,568	96,983

Total Assets	$103,858	$104,630	$129,731	$125,224	$101,331	$100,182

Liabilities and Members’ Equity
Due to related party	$8,919	$7,265	$-	$7,412	$-	$-
Other liabilities	1,372	1,179	8,277	403	2,029	1,245
Security deposit	1,250	-	950	-	600	-
Promissory note - related party	54,728	-	68,227	-	55,718	-
Notes Payable - related party, net of unamortized discount	43,742	98,272	55,185	122,575	44,727	100,099

Total Liabilities	110,011	106,716	132,639	130,390	103,074	101,344

Members’ Equity / (Deficit)
Members’ equity	(6,153)	(2,086)	(2,908)	(5,166)	(1,743)	(1,162)

Total Liabilities and Members’ Equity / (Deficit)	$103,858	$104,630	$129,731	$125,224	$101,331	$100,182

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND DECEMBER 31, 2020 (CONTINUED)

	Total Combined Balance Sheet
	2021	2020

Assets
Cash & restricted cash	$79,897	$18,432
Accounts receivable	775	2,183
Due from related party	35,338	9,596

Total current assets	116,010	30,211

Investments in single-family residential properties, net	812,436	829,196

Total Assets	$928,446	$859,407

Liabilities and Members’ Equity
Due to related party	$9,382	$15,151
Other liabilities	24,459	8,159
Security deposit	5,025	-
Promissory note - related party	471,015	-
Notes Payable - related party, net of unamortized discount	344,523	846,683

Total Liabilities	854,404	869,993

Members’ Equity / (Deficit)
Members' Equity / (Deficit)	74,042	(10,586)

Total Liabilities and Members’ Equity / (Deficit)	$928,446	$859,407

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENTS OF OPERATIONS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020

	Landa App LLC		Landa Series 115 Sardis Street		Landa Series 1394 Oakview Circle
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020
Rental income	$-	$-	$9,700	$4,542	$9,300	$4,400

Expenses
Management fee	-		776	363	744	352
Advertising	-		-	-	-	-
Repairs & maintenance	-		3,889	3,797	-	-
Homeowners Association fees	-		-	-	-	-
Insurance expense	-		445	363	363	304
Real estate taxes	-		943	511	1,567	573
Depreciation expense	-		3,967	1,881	2,223	1,067
Interest expense	-		2,880	1,189	1,466	368
Bad debt expense	-		-	-	-	-
Other expenses	-		-	1	4	1

Total expenses	-	-	12,900	8,105	6,367	2,665

Net Income (loss) before provision for income tax	-	-	(3,200)	(3,563)	2,933	1,735

Provision for income taxes	-	-	-	-	733	443

Net income (loss)	$-	$-	$(3,200)	$(3,563)	$2,200	$1,292

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENTS OF OPERATIONS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

	Landa Series 1701 Summerwoods Lane		Landa Series 1741 Park Lane		Landa Series 209 Timber Wolf Trail
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020
Rental income	$11,590	$4,794	$8,700	$4,116	$9,300	$4,400

Expenses
Management fee	927	384	696	329	744	352
Advertising	-	-	-	-	-	-
Repairs & maintenance	948	2,065	881	-	-	-
Homeowners Association fees	660	-	-	-	335	-
Insurance expense	388	278	476	319	439	324
Real estate taxes	1,774	635	1,813	817	830	388
Depreciation expense	2,790	1,344	3,793	1,811	3,437	1,652
Interest expense	1,596	298	2,468	829	2,154	502
Bad debt expense	-	-	-	-	-	-
Other expenses	-	386	-	1	-	259

Total expenses	9,083	5,390	10,127	4,106	7,939	3,477

Net Income (loss) before provision for income tax	2,507	(596)	(1,427)	10	1,361	923

Provision for income taxes	627	-	-	2	340	236

Net income (loss)	$1,880	$(596)	$(1,427)	$8	$1,021	$687

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENTS OF OPERATIONS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail		Landa Series 29 Holly Grove Road
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020
Rental income	$9,552	$4,375	$11,832	$3,325	$8,480	$3,974

Expenses
Management fee	764	350	924	266	679	318
Advertising	260	-	-	-	-	-
Repairs & maintenance	4,543	3,806	-	4,585	1,907	2,094
Homeowners Association fees	-	-	335	-	-	-
Insurance expense	417	311	444	324	388	287
Real estate taxes	1,077	429	862	403	1,331	645
Depreciation expense	3,050	1,387	3,782	1,738	3,073	1,480
Interest expense	1,511	177	2,474	751	1,683	311
Bad debt expense	1,997	-	-	-	-	-
Other expenses	-	1	-	424	-	1

Total expenses	13,619	6,461	8,821	8,491	9,061	5,136

Net Income (loss) before provision for income tax	(4,067)	(2,086)	3,011	(5,166)	(581)	(1,162)

Provision for income taxes	-	-	753	-	-	-

Net income (loss)	$(4,067)	$(2,086)	$2,258	$(5,166)	$(581)	$(1,162)

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINED STATEMENTS OF OPERATIONS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020

(INCEPTION) TO DECEMBER 31, 2020

	Total Combined Statement of Operations
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020
Rental income	$78,454	$33,926

Expenses
Management fee	6,254	2,714
Advertising	260	-
Repairs & maintenance	12,168	16,347
Homeowners Association Fees	1,330	-
Insurance expense	3,360	2,510
Real estate taxes	10,197	4,401
Depreciation expense	26,115	12,360
Interest expense	16,232	4,425
Bad debt expense	1,997	-
Other expenses	4	1,074

Total expenses	77,917	43,831

Net Income (loss) before provision for income tax	537	(9,905)

Provision for income taxes	2,452	681

Net income (loss)	$(1,916)	$(10,586)

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENT OF MEMBERS’ EQUITY

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020

(INCEPTION) TO DECEMBER 31, 2020

	Landa App LLC	Series 115 Sardis Street	Series 1394 Oakview Circle	Series 1701 Summerwoods Lane
January 1, 2020 Balance	$-	$-	$-	$-

Net income (loss)	-	(3,563)	1,292	(596)

Members’ equity as of December 31, 2020	$-	$(3,563)	$1,292	$(596)

Proceeds from sales of members’ interest		-	36,517	35,224

Distributions	-	-	(1,716)	(1,531)

Net income (loss) for the period ended December 31, 2021	-	(3,200)	2,200	1,880

Members’ equity as of December 31, 2021	$-	$(6,763)	$38,293	$34,997

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENT OF MEMBERS’ EQUITY

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Series 1741 Park Lane	Series 209 Timber Wolf Trail	Series 2505 Oak Circle	Series 271 Timber Wolf Trail
January 1, 2020 Balance	$-	$-	$-	$-

Net income (loss)	8	687	(2,086)	(5,166)

Members’ equity as of December 31, 2020	$8	$687	$(2,086)	$(5,166)

Proceeds from sales of members’ interest	18,302	-	-	-

Distributions	(252)	-	-	-

Net income (loss) for the period ended December 31, 2021	(1,427)	1,021	(4,067)	2,258

Members’ equity as of December 31, 2021	$16,631	$1,708	$(6,153)	$(2,908)

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

COMBINING STATEMENT OF MEMBERS’ EQUITY

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Series 29 Holly Grove Road	Total Combined Members’ Equity
January 1, 2020 Balance	$-	$-

Net income (loss)	(1,162)	$(10,586)

Members’ equity as of December 31, 2020	$(1,162)	$(10,586)

Proceeds from sales of members’ interest	-	90,043

Distributions	-	(3,499)

Net income (loss) for the period ended December 31, 2021	(581)	(1,916)

Members’ equity as of December 31, 2021	$(1,743)	$74,042

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP LLC SERIES GROUP (SERIES)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

LANDA APP FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Landa App LLC		Landa Series 115 Sardis Street
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$-	$-	$(3,200)	$(3,564)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
Depreciation	-	-	3,967	1,881
Amortization of debt discount	-	-	1,324	1,189
Bad debt expense	-	-	-	-
Changes in assets and liabilities--
(Increase) in accounts receivable, net	-	-	-	-
(Increase) decrease in due from related party	-	-	1,553	607
Increase (decrease) in other liabilities	-	-	1,053	511
Increase (decrease) in due to related party	-	-	463	-
Net cash provided by (used in) operating activities	$-	$-	$5,160	$624

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase (decrease) in investments	-	-	(2,514)	-

Net cash provided by (used in) investing activities	-	-	(2,514)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Members’ Interest	-	-	-	-
Members’ Dividends	-	-	-	-
Repayment of note - related party	-	-	-	-

Net cash provided by (used in) financing activities	-	-	-	-

NET INCREASE (DECREASE) IN CASH	$-	$-	$2,646	$624

CASH BALANCE - BEGINNING OF PERIOD	$-	$-	$624	$-

CASH BALANCE - END OF PERIOD	$-	$-	$3,270	$624

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP LLC SERIES GROUP (SERIES)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

LANDA APP FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Landa Series 1394 Oakview Circle		Landa Series 1701 Summerwoods Lane
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,200	$1,292	$1,880	$(594)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
Depreciation	2,223	1,067	2,790	1,344
Amortization of debt discount	410	368	331	298
Bad debt expense	-	-	-	-
Changes in assets and liabilities--
(Increase) in accounts receivable, net	-	-	-	-
(Increase) decrease in due from related party	(5,130)	(678)	(6,551)	2,169
Increase (decrease) in other liabilities	2,429	1,017	2,534	1,585
Increase (decrease) in due to related party	-	-	(474)	-
Net cash provided by (used in) operating activities	2,132	3,066	510	4,802

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase (decrease) in investments	(778)	-	(629)	-

Net cash provided by (used in) investing activities	(778)	-	(629)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Members’ Interest	36,517	-	35,224	-
Members’ Dividends	(1,716)	-	(1,531)	-
Repayment of note - related party	(36,073)	-	-	-

Net cash provided by (used in) financing activities	(1,272)	-	33,693	-

NET INCREASE (DECREASE) IN CASH	$82	$3,066	$33,574	$4,802

CASH BALANCE - BEGINNING OF PERIOD	$3,066	$-	$4,802	$-

CASH BALANCE - END OF PERIOD	$3,148	$3,066	$38,376	$4,802

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP LLC SERIES GROUP (SERIES)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

LANDA APP FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Landa Series 1741 Park Lane		Landa Series 209 Timber Wolf Trail
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,427)	$8	$1,021	$688
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
Depreciation	3,793	1,811	3,437	1,652
Amortization of debt discount	923	829	559	502
Bad debt expense	-	-	-	-
Changes in assets and liabilities--
(Increase) in accounts receivable, net	-	-	(775)	-
(Increase) decrease in due from related party	(1,971)	(1,331)	(5,599)	(503)
Increase (decrease) in other liabilities	1,829	820	1,829	1,398
Increase (decrease) in due to related party	-	-	-	-
Net cash provided by (used in) operating activities	3,147	2,137	472	3,737

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase (decrease) in investments	(1,752)	-	(1,061)	-

Net cash provided by (used in) investing activities	(1,752)	-	(1,061)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Members’ Interest	18,302	-	-	-
Members’ Dividends	(252)	-	-	-
Repayment of note - related party	-	-	-	-

Net cash provided by (used in) financing activities	18,050	-	-	-

NET INCREASE (DECREASE) IN CASH	$19,445	$2,137	$(589)	$3,737

CASH BALANCE - BEGINNING OF PERIOD	$2,137	$-	$3,737	$-

CASH BALANCE - END OF PERIOD	$21,582	$2,137	$3,148	$3,737

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP LLC SERIES GROUP (SERIES)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

LANDA APP FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Landa Series 2505 Oak Circle		Landa Series 271 Timber Wolf Trail
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,067)	$(2,086)	$2,258	$(5,166)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
Depreciation	3,050	1,387	3,782	1,738
Amortization of debt discount	198	177	837	751
Bad debt expense	1,997	-	-	-
Changes in assets and liabilities--
(Increase) in accounts receivable, net	(1,132)	(1,750)	-	-
(Increase) decrease in due from related party	-	8,362	(4,282)	9,604
Increase (decrease) in other liabilities	1,443	1,180	8,824	403
Increase (decrease) in due to related party	1,654	-	(7,412)
Net cash provided by (used in) operating activities	4,028	7,270	4,007	7,330

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase (decrease) in investments	(375)	(7,200)	(1,588)	(6,100)

Net cash provided by (used in) investing activities	(375)	(7,200)	(1,588)	(6,100)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Members’ Interest	-	-	-	-
Members’ Dividends	-	-	-	-
Repayment of note - related party	-	-	-	-

Net cash provided by (used in) financing activities	-	-	-	-

NET INCREASE (DECREASE) IN CASH	$3,653	$70	$2,419	$1,230

CASH BALANCE - BEGINNING OF PERIOD	$70	$-	$1,230	$-

CASH BALANCE - END OF PERIOD	$3,723	$70	$3,649	$1,230

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP LLC SERIES GROUP (SERIES)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 31, 2021

LANDA APP FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD FROM MAY 19, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Landa Series 29 Holly Grove Road		Total Combined Cash Flow
	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020	For the Period January 1, 2021 to December 31, 2021	For the Period May 19, 2020 (Inception) to December 31, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(581)	$(1,161)	$(1,916)	$(10,583)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities--
Depreciation	3,073	1,480	26,115	12,360
Amortization of debt discount	346	311	4,928	4,425
Bad debt expense	-	-	1,997	-
Changes in assets and liabilities--
(Increase) in accounts receivable	-	-	(1,022)	(1,750)
(Increase) decrease in due from related party	(3,329)	891	(25,309)	19,121
Increase (decrease) in other liabilities	1,384	1,245	21,325	8,159
Increase (decrease) in due to related party	-		(5,769)	-
Net cash provided by (used in) operating activities	893	2,766	20,349	31,732

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase (decrease) in investments	(658)	-	(9,355)	(13,300)

Net cash provided by (used in) investing activities	(658)	-	(9,355)	(13,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Sales of Members’ Interest	-	-	90,043	-
Members’ Dividends	-	-	(3,499)	-
Repayment of note - related party	-	-	(36,073)	-

Net cash provided by (used in) financing activities	-	-	50,471	-

NET INCREASE (DECREASE) IN CASH	$235	$2,766	$61,465	$18,432

CASH BALANCE - BEGINNING OF PERIOD	$2,766	$-	$18,432	$-

CASH BALANCE - END OF PERIOD	$3,001	$2,766	$79,897	$18,432

See accompanying notes, which are an integral part of these combined financial statements.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

1. ORGANIZATION, NATURE OF ACTIVITIES AND GOING CONCERN

Landa App LLC (“we,” “us,” “our,” or the “Company”) is currently a Delaware series limited liability company organized on November 25, 2019. On April 30, 2020, the Company changed its name from Landa Properties A LLC. The Company is a wholly owned subsidiary of Landa Holdings, Inc. and currently operates under an operating agreement with Landa Holdings, Inc. (the “Manager”). The Manager serves as the asset manager for the real estate properties owned by the Company and each Series (as defined below).

The Company was formed to engage in the business of acquiring, managing and renting commercial and residential properties (each a “Property,” and collectively, the “Properties”). The Company has created, and it is expected that the Company will continue to create, separate series of interests registered under the Company (each a “Series,” and collectively, the “Series”), that each Property will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interest, or shares, in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series. The Company intends to treat each Series as a separate entity for U.S. federal income tax purposes and will elect to be treated as a corporation. The Company and each Series grouped together, (the “Landa App Series Group”) are herein, referred to as (the “Combined Group”).

On May 19, 2020, the Company filed Certificates of Registered Series Limited Liability Company with the Secretary of State of the State of Delaware to register each of the Series.

On July 10, 2020, the initial set of properties were acquired from a related party by each of the respective Series. The acquisitions were accounted for as a commonly controlled transaction and recorded, accordingly at their carryover basis.

Each Series has commenced its planned operations. However, each Series is dependent upon additional capital resources from its planned offering. Each Series is subject to significant risks and uncertainties, including failing to secure funding to commence the Series’ planned operations or failing to profitably operate the business

As a result, the accompanying financial statements for the Combined Group have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

Going Concern

The Combined Group’s ability to continue as a going concern for the next twelve (12) months is dependent upon, among other things, the ability to successfully implement the business model, raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the Combined Group will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Combined Group to continue as a going concern for the next twelve (12) months from the date the financial statements are issued.

The financial statements do not include any adjustments relating to recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Combined Group be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The combined financial statements of Landa App LLC and each of the Series are being presented on a combined basis, in accordance with U.S. GAAP (ASC 810, Consolidation) due to common control by Landa Holdings, Inc., in its capacity as manager to the Company and each Series.

The combined financial statements include the eight (8) single-family homes located in the Atlanta metropolitan area in the state of Georgia. Each Property was acquired by each respective Series, as set forth in the table below:

Series Name		Series Inception Date	Acquisition Date
1	Series 115 Sardis Street	May 19, 2020	July 10, 2020
2	Series 1394 Oakview Circle	May 19, 2020	July 10, 2020
3	Series 1701 Summerwoods Lane	May 19, 2020	July 10, 2020
4	Series 1741 Park Lane	May 19, 2020	July 10, 2020
5	Series 209 Timber Wolf Trail	May 19, 2020	July 10, 2020
6	Series 2505 Oak Circle	May 19, 2020	July 10, 2020
7	Series 271 Timber Wolf Trail	May 19, 2020	July 10, 2020
8	Series 29 Holly Grove Road	May 19, 2020	July 10, 2020

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

Significant Risks and Uncertainties

The Company is subject to customary risks and uncertainties with development of new technology including, but not limited to, new technological innovations, protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, the need to obtain additional financing, and limited operating history.

Use of Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates inherent in the preparation of these financial statements include, but are not limited to, useful life of assets and depreciation expenses.

Cash

Each Series held the following amount of cash as of December 31, 2021 and 2020:

Series	December 31, 2021	December 31, 2020
Series 115 Sardis Street	$3,270	$624
Series 1394 Oakview Circle	3,148	3,066
Series 1701 Summerwoods Lane	38,376	4,082
Series 1741 Park Lane	21,582	2,137
Series 209 Timber Wolf Trail	3,148	3,737
Series 2505 Oak Circle	3,723	70
Series 271 Timber Wolf Trail	3,649	1,230
Series 29 Holly Grove Road	3,001	2,766
Totals	$79,897	$18,432

Cash includes all cash balances and restricted cash. Restricted cash is made up of security deposits.

As a matter of performing its duties, the Manager, at times, will collect and hold cash on behalf of the property.

Revenue

Revenues are generated at the Series level. Rental revenue is generated from annual or month to month leases of the single-family homes.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

Real Estate Property Acquisitions

Upon acquisition from a third-party, we evaluate our acquired single-family residential properties for purposes of determining whether a transaction should be accounted for as an asset acquisition or business combination. Upon adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, our purchases of homes are treated as asset acquisitions and are recorded at their purchase price, which is allocated between land, building and improvements, and in-place lease intangibles (when a resident is in place at the acquisition date) based upon their relative fair values at the date of acquisition.

Fair value is determined in accordance with ASC 820, Fair Value Measurements and Disclosures, and is primarily based on unobservable data inputs. In making estimates of fair values for purposes of allocating the purchase price of individually acquired properties subject to an existing lease, the Company utilizes its own market knowledge obtained from historical transactions, its internal construction program and published market data. In this regard, the Company also utilizes information obtained from county tax assessment records to assist in the determination of the fair value of the land and building.

The value of acquired lease-related intangibles is estimated based upon the costs we would have incurred to lease the property under similar terms. Such costs are capitalized and amortized over the remaining life of the lease. Acquired leases are generally short-term in nature (less than one year).

Upon acquisition from a related party, the Company considers this transaction between entities under common control. Under ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests, in this case, the Series, will initially measure the recognized assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer.

In July 2020, the initial set of properties were acquired from a related party by each of the respective Series. The acquisitions were accounted for as a commonly controlled transaction and recorded, accordingly at their carryover basis.

Real Estate Depreciation

Real estate properties are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of buildings, improvements and other assets. Buildings are depreciated over twenty-seven and half years and improvements and other assets are depreciated over their estimated economic useful lives, generally three to thirty years.

Once a property is ready for its intended use, expenditures for ordinary maintenance and repairs are expensed to operations as incurred. We capitalize expenditures above a pre-determined threshold that improve or extend the life of a property.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

Real Estate and Impairment

The Company continuously evaluates, by property, whether there are any events or changes in circumstances indicating that the carrying amount of the Series’ single-family residential properties may not be recoverable. To the extent an event or change in circumstance is identified, a residential property is considered to be impaired only if its carrying value cannot be recovered through estimated future undiscounted cash flows from the use and eventual disposition of the property. To the extent an impairment has occurred, the carrying amount of our investment in a property is adjusted to its estimated fair value. The process whereby we assess our single-family residential properties for impairment requires significant judgment and assessment of factors that are, at times, subject to significant uncertainty. We evaluate multiple information sources and perform a number of internal analyses, each of which are important components of our process with no one information source or analysis being necessarily determinative. No impairments on any property were recorded as of December 31, 2021 and 2020.

Income Taxes

The Company intends to be taxed as a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code. The elements of income and expense are included on the tax returns of the entity’s members.

Each individual Series has elected to be treated as a corporation for tax purposes. Each separate Series intends to be accounted for as described in ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Series recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2021 and 2020.

The Series’ determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

The Series is subject to incomes taxes for US federal purposes and in the state of Georgia. The Series’ tax years are open for examinations for all periods since inception.

Organization and Offering Costs

The Manager will pay all costs incurred in connection with each Series’ organization, including, the Series’ registration fee and franchise tax in the states of Delaware and Georgia. In addition, the Manager will pay all costs incurred in connection with each Offering.

3. RECENT ACCOUNTING STANDARDS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU was effective for annual and interim periods beginning after December 15, 2019, including interim periods within those fiscal years. In April 2020, the FASB voted to defer the effective date of ASC 842 for private companies and certain not-for-profit entities for one year. For private companies and private NFPs, the leasing standard will be effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. For public NFPs the leasing standard will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are evaluating the impact of this pronouncement.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

4. INVESTMENTS IN SINGLE-FAMILY RESIDENTIAL PROPERTIES

The following table sets forth the net carrying amounts associated with each Series’ property by component as of December 31, 2021 and 2020.

Series	December 31, 2021	December 31, 2020
Series 115 Sardis Street	$109,298	$110,751
Series 1394 Oakview Circle	75,155	76,600
Series 1701 Summerwoods Lane	89,660	91,821
Series 1741 Park Lane	108,782	110,823
Series 209 Timber Wolf Trail	113,038	115,414
Series 2505 Oak Circle	100,135	102,810
Series 271 Timber Wolf Trail	121,800	123,994
Series 29 Holly Grove Road	94,568	96,983
Totals	$812,436	$829,196

During the period from January 1, 2021 to December 31, 2021 and May 19, 2020, to December 31, 2020, each Series recognized the following in depreciation expense:

Series	December 31, 2021	May 19, 2020 to December 31, 2020
Series 115 Sardis Street	$3,967	$1,881
Series 1394 Oakview Circle	2,223	1,087
Series 1701 Summerwoods Lane	2,790	1,344
Series 1741 Park Lane	3,793	1,811
Series 209 Timber Wolf Trail	3,437	1,652
Series 2505 Oak Circle	3,050	1,387
Series 271 Timber Wolf Trail	3,782	1,738
Series 29 Holly Grove Road	3,073	1,480
Totals	$26,115	$12,360

5. MEMBER’S EQUITY (DEFICIT)

The Company is organized as a series limited liability company. As such, the liability of the members of the Company for the financial obligations of the Company is limited to each member’s contribution of capital.

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

6. RELATED PARTY TRANSACTIONS

Acquisition Notes

Each Series financed 100% of the costs associated with the acquisition of its property, including an acquisition fee and expenses associated with sourcing its property, with an Acquisition Note issued by such Series to the Manager. Each of these Acquisition Notes represents a related-party loan between each respective Series and the Manager and has a term of five (5) years. The Acquisition Notes are non-interest-bearing and are an unsecured obligation of the applicable Series.

The following table sets forth the net amounts as of December 31, 2021 and 2020.

Series	December 31, 2021	December 31, 2020
Series 115 Sardis Street	$52,515	$115,980
Series 1394 Oakview Circle	-	79,678
Series 1701 Summerwoods Lane	42,788	95,160
Series 1741 Park Lane	52,215	115,651
Series 209 Timber Wolf Trail	53,351	119,268
Series 2505 Oak Circle	43,742	98,272
Series 271 Timber Wolf Trail	55,185	122,575
Series 29 Holly Grove Road	44,727	100,099
Totals	$344,523	$846,683

Refinance Notes

Each Series paid down, or otherwise discharged, a portion of the outstanding balance of its Acquisition Note with the proceeds from a Refinance Note issued by such Series to the Manager. Each of these Refinance Notes represents a related-party loan between each respective Series and the Manager. The Refinance Notes bear an interest rate of 4.5% and are an unsecured obligation of the applicable Series.

The following table sets forth the net amounts as of December 31, 2021 and 2020.

Series	December 31, 2021	December 31, 2020
Series 115 Sardis Street	$64,789	$-
Series 1394 Oakview Circle	44,015	-
Series 1701 Summerwoods Lane	52,703	-
Series 1741 Park Lane	64,359	-
Series 209 Timber Wolf Trail	66,476	-
Series 2505 Oak Circle	54,728	-
Series 271 Timber Wolf Trail	68,227	-
Series 29 Holly Grove Road	55,718	-
Totals	$471,015	$-

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

Due from Related Party Loans

The Manager will provide short term non-interest-bearing loans to the Series to be repaid from operating cash flow. The following table sets forth the net amounts as of December 31, 2021 and 2020.

Series	December 31, 2021	December 31, 2020
Series 115 Sardis	$(463)	$1,553
Series 1394 Oakview Circle	7,451	2,321
Series 1701 Summerwoods Lane	6,551	(474)
Series 1741 Park Lane	5,490	3,519
Series 209 Timber Wolf Trail	7,802	2,203
Series 2505 Oak Circle	(8,919)	(7,265)
Series 271 Timber Wolf Trail	4,282	(7,412)
Series 29 Holly Grove Road	3,762	433
Totals	$25,956	$(5,122)

7. OTHER LIABILITIES

Each of the Series’ balance in other liabilities is as follows:

Series	December 31, 2021	December 31, 2020
Series 115 Sardis Street	$1,564	$511
Series 1394 Oakview Circle	2,946	1,017
Series 1701 Summerwoods Lane	3,169	1,585
Series 1741 Park Lane	2,649	820
Series 209 Timber Wolf Trail	2,453	1,399
Series 2505 Oak Circle	1,372	1,179
Series 271 Timber Wolf Trail	8,277	403
Series 29 Holly Grove Road	2,029	1,245
Totals	$24,459	$8,159

LANDA APP LLC (LANDA APP)

(FORMERLY KNOWN AS LANDA PROPERTIES A LLC)

LANDA APP SERIES GROUP (SERIES)

NOTES TO THE FINANCIAL STATEMENTS

LANDA APP FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND

FOR THE PERIOD FROM JANUARY 1, 2020 TO DECEMBER 31, 2020

SERIES FOR THE PERIOD JANUARY 1, 2021 TO DECEMBER 2021 AND FROM MAY 19, 2020
(INCEPTION) TO DECEMBER 31, 2020 (CONTINUED)

8. INCOME TAXES

The components of each provision for income taxes for federal and state income taxes consisted of the following for the year ended December 31, 2021 and the period from May 19, 2020 to December 31, 2020:

Series	December 31, 2021	May 19 2020 to December 31, 2020
Series 115 Sardis Street	$-	$-
Series 1394 Oakview Circle	773	443
Series 1701 Summerwoods Lane	627	-
Series 1741 Park Lane	-	2
Series 209 Timber Wolf Trail	340	236
Series 2505 Oak Circle	-	-
Series 271 Timber Wolf Trail	753	-
Series 29 Holly Grove Road	-	-
Totals	$2,453	$681

9. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

10. SUBSEQUENT EVENTS

On April 15, 2022, in connection with the planned sale of the Property underlying Landa Series 1701 Summerwoods, located at 1701 Summerwoods Lane, Griffin, GA 30224, and the Property underlying Landa Series 1741 Park Lane, located at 1741 Park Lane, Griffin, GA 30224, each Series paid the holders of such Series a final distribution, based on such holder’s percentage ownership in such Series.

In January 2022, the Company commenced the offer and sale of Shares in thirty-seven (37) additional Series, each Series issuing related Acquisition Notes and Refinance Notes. For more information, see Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Developments.

Item 8. Exhibits

INDEX OF EXHIBITS

No.	Exhibit Description

2.1	Certificate of Formation of Landa Properties A LLC (incorporated by reference to the copy thereof filed as Exhibit 2.1 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.2	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated April 30, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.2 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.3	Certificate of Amendment to the Certificate of Formation of Landa Properties A LLC, dated May 22, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.3 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.4	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 115 Sardis Street Barnesville GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.4 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.5	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1394 Oakview Circle Forest Park LLC (incorporated by reference to the copy thereof filed as Exhibit 2.5 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.6	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.6 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.7	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1741 Park Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.7 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.8	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.8 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.9	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 2505 Oak Circle Ellenwood GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.9 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.10	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 271 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.10 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.11	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 29 Holly Grove Road Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 2.11 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.12	Limited Liability Company Operating Agreement of Landa App LLC, dated September 24, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.12 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.13	Certificate of Amendment - 1394 Oakview Circle Forest Park LLC (incorporated by reference to the copy thereof filed as Exhibit 2.13 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

2.14	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.14 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.15	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1712 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.15 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.16	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.16 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.17	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.17 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.18	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 4267 High Park Lane East Point GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.18 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.19	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 4474 Highwood Park Drive East Point GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.19 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.20	Certificate of Registered Series of a Limited Liability Company for Landa App LLC – 4809/4811 Pinedale Drive Forest Park GA 30297 LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.20 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.21	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 5051 Maple Drive Forest Park GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.21 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.22	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.22 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.23	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 9439 Lakeview Road Union City GA LLC, dated May 19, 2020 (incorporated by reference to the copy thereof filed as Exhibit 2.23 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.24	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.24 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.25	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1246 Elgin Way Riverdale GA 30296 LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.25 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.26	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 168 Brookview Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.26 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.27	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 1910 Grove Way Hampton GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.27 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.28	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 268 Brookview Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.28 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.29	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 593 Country Lane Jonesboro, GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.29 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.30	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6436 Stone Terrace Morrow GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.31	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.32	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.33	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 687 Utoy Court Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.34	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 729 Winter Lane Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.35	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 7349 Exeter Court Riverdale GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.36	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 773 Villa Way Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.36 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.37	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8645 Embrey Drive Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.37 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

2.38	Certificate of Registered Series of a Limited Liability Company for Landa App LLC - 8780 Churchill Place Jonesboro GA LLC, dated July 8, 2021 (incorporated by reference to the copy thereof filed as Exhibit 2.38 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.1	Series Operating Agreement of Landa App LLC - 115 Sardis Street Barnesville GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.1 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.2	Series Operating Agreement of Landa App LLC - 1394 Oakview Circle Forest Park GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.2 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.3	Series Operating Agreement of Landa App LLC- 1701 Summerwoods Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.3 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.4	Series Operating Agreement of Landa App LLC - 1741 Park Lane Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.4 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.5	Series Operating Agreement of Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.5 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.6	Series Operating Agreement of Landa App LLC - 2505 Oak Circle Ellenwood GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.6 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.7	Series Operating Agreement of Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.7 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.8	Series Operating Agreement of Landa App LLC - 29 Holly Grove Road Griffin GA LLC, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 3.8 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

3.9	Series Operating Agreement of Landa App LLC - 1703 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.9 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.10	Series Operating Agreement of Landa App LLC - 1712 Summerwoods Lane, Griffin, GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.10 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.11	Series Operating Agreement of Landa App LLC - 1743 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.11 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.12	Series Operating Agreement of Landa App LLC - 1750 Summerwoods Lane Griffin GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.12 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.13	Series Operating Agreement of Landa App LLC - 4267 High Park Lane East Point GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.13 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.14	Series Operating Agreement of Landa App LLC - 4474 Highwood Park Drive East Point GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.14 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.15	Series Operating Agreement of Landa App LLC – 4809/4811 Pinedale Drive Forest Park LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.15 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.16	Series Operating Agreement of Landa App LLC - 5051 Maple Drive Forest Park GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.16 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.17	Series Operating Agreement of Landa App LLC - 8569 Creekwood Way Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.17 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.18	Series Operating Agreement of Landa App LLC - 9439 Lakeview Road Union City GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.18 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.19	Series Operating Agreement of Landa App LLC - 10167 Port Royal Court Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.19 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.20	Series Operating Agreement of Landa App LLC - 1246 Elgin Way Riverdale GA 30296 LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.20 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.21	Series Operating Agreement of Landa App LLC - 168 Brookview Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.21 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.22	Series Operating Agreement of Landa App LLC - 1910 Grove Way Hampton GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.14 to the Company’s Offering Statement on Form 1-A filed on December 20, 2021)*

3.23	Series Operating Agreement of Landa App LLC - 268 Brookview Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.23 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.24	Series Operating Agreement of Landa App LLC - 593 Country Lane Jonesboro, GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.24 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.25	Series Operating Agreement of Landa App LLC - 6436 Stone Terrace Morrow GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.25 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.26	Series Operating Agreement of Landa App LLC - 6440 Woodstone Terrace Morrow GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.28 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.27	Series Operating Agreement of Landa App LLC - 6848 Sandy Creek Drive Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.29 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.28	Series Operating Agreement of Landa App LLC - 687 Utoy Court Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.29	Series Operating Agreement of Landa App LLC - 729 Winter Lane Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.30	Series Operating Agreement of Landa App LLC - 7349 Exeter Court Riverdale GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.31	Series Operating Agreement of Landa App LLC - 773 Villa Way Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.32	Series Operating Agreement of Landa App LLC - 8645 Embrey Drive Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.33	Series Operating Agreement of Landa App LLC - 8780 Churchill Place Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

3.34	Series Operating Agreement of Landa App LLC - 8796 Parliament Place Jonesboro GA LLC, dated July 12, 2021 (incorporated by reference to the copy thereof filed as Exhibit 3.26 to the Company’s Offering Statement on Form 1-A filed on December 20, 2021)*

4.1	Form of Subscription Agreement Landa Series 115 Sardis Street (incorporated by reference to the copy thereof filed as Exhibit 4.1 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

4.2	Form of Subscription Agreement Landa Series 1394 Oakview Circle (incorporated by reference to the copy thereof filed as Exhibit 4.2 to the Company’s Offering Statement on Form 1-A/A filed on January 20, 2021)*

4.3	Form of Subscription Agreement Landa Series 1701 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 4.3 to the Company’s Offering Statement on Form 1-A/A filed on January 20, 2021)*

4.4	Form of Subscription Agreement Landa Series 1741 Park Lane (incorporated by reference to the copy thereof filed as Exhibit 4.4 to the Company’s Offering Statement on Form 1-A/A filed on January 20, 2021)*

4.5	Form of Subscription Agreement Landa Series 209 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 4.5 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

4.6	Form of Subscription Agreement Landa Series 2505 Oak Circle (incorporated by reference to the copy thereof filed as Exhibit 4.6 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

4.7	Form of Subscription Agreement Landa Series 271 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 4.7 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

4.8	Form of Subscription Agreement Landa Series 29 Holly Grove Road (incorporated by reference to the copy thereof filed as Exhibit 4.8 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

4.9	Form of Subscription Agreement for Series included in Series#2 (incorporated by reference to the copy thereof filed as Exhibit 4.9 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.1	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 115 Sardis Street Barnesville GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.2	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1394 Oakview Circle Forest Park GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.2 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.3	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.3 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.4	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 1741 Park Lane Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.4 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.5	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.5 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.6	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 2505 Oak Circle Ellenwood GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.6 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.7	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 271 Timber Wolf Trail Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.7 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.8	Management Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and Landa App LLC - 29 Holly Grove Road Griffin GA LLC (incorporated by reference to the copy thereof filed as Exhibit 6.8 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.9	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 115 Sardis Street (incorporated by reference to the copy thereof filed as Exhibit 6.9 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.10	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1394 Oakview Circle (incorporated by reference to the copy thereof filed as Exhibit 6.10 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.11	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1701 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.11 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.12	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 1741 Park Lane (incorporated by reference to the copy thereof filed as Exhibit 6.12 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.13	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 209 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 6.13 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.14	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 2505 Oak Circle (incorporated by reference to the copy thereof filed as Exhibit 6.14 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.15	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 271 Timber Wolf Trail (incorporated by reference to the copy thereof filed as Exhibit 6.15 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.16	Promissory Note, dated July 10, 2020 by and between Landa Holdings, Inc. and Landa Series 29 Holly Grove Road (incorporated by reference to the copy thereof filed as Exhibit 6.16 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.17	Georgia Residential Lease Agreement by and between Landa App LLC - 115 Sardis Street Barnesville GA LLC and Tenant, commencing on March 1, 2021, for the Property located at 115 Sardis Street, Barnesville, GA 30204 (incorporated by reference to the copy thereof filed as Exhibit 6.17 to the Company’s Offering Statement on Form 1-A filed on March 11, 2021)*

6.18	Georgia Residential Lease Agreement by and between Landa App LLC - 1394 Oakview Circle Forest Park LLC and Tenant, commencing on January 1, 2021, for the Property located at 1394 Oakview Circle, Forest Park, GA 30297 (incorporated by reference to the copy thereof filed as Exhibit 6.18 to the Company’s Offering Statement on Form 1-A filed on January 21, 2021)*

6.19	Residential Lease Agreement by and between Landa App LLC - 1701 Summerwoods Lane Griffin GA LLC and Tenant, commencing on September 1,2021, for the Property located at 29 Holly Grove Road, Griffin, GA 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.1 to the Current Report on Form 1-U filed on September 9, 2021)*

6.20	Georgia Residential Lease Agreement by and between Landa App LLC - 1741 Park Lane Griffin GA LLC and Tenant, commencing on January 1, 2021, for the Property located at 1741 Park Lane, Griffin, GA 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.20 to the Company’s Offering Statement on Form 1-A filed on January 21, 2021)*

6.21	Georgia Residential Lease Agreement by and between Landa App LLC - 209 Timber Wolf Trail Griffin GA LLC and Tenant, commencing on January 1, 2021, for the Property located at 209 Timberwolf Trail, Griffin Ga 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.21 to the Company’s Offering Statement on Form 1-A filed on January 21, 2021)*

6.22	Georgia Residential Lease Agreement by and between Landa App LLC - 2505 Oak Circle Ellenwood GA LLC and Tenant, commencing on August 1, 2020, for the Property located at 2505 Oak Circle, Ellenwood, GA 30294 (incorporated by reference to the copy thereof filed as Exhibit 6.22 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.23	Georgia Residential Lease Agreement by and between Landa App LLC – 29 Holly Grove Road Griffin GA LLC and Tenant, commencing on May 1, 2021, for the Property located at 29 Holly Grove Road, Griffin, GA 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.25 to the Company’s Offering Statement on Form 1-A filed on May 7, 2021)*

6.24	Georgia Residential Lease Agreement by and between Landa App LLC – 271 Timber Wolf Trail Griffin GA and Tenant, commencing on September 15, 2020, for the Property located at 271 Timber Wolf Trail, Griffin, GA 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.24 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.25	Landa App License Agreement, dated October 2, 2020, by and between Landa Holdings, Inc. and each of the series listed thereto (incorporated by reference to the copy thereof filed as Exhibit 6.25 to the Company’s Offering Statement on Form 1-A filed on December 2, 2020)*

6.26	Broker Dealer Services Agreement, dated May 3, 2021, by and between Dalmore Group, LLC and Landa App LLC (incorporated by reference to the copy thereof filed as Exhibit 6.26 to the Offering Statement on Form 1-A filed on May 7, 2021)*

6.27	Form of Management Agreement for Series included in Series#2 (incorporated by reference to the copy thereof filed as Exhibit 6.30 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.28	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1703 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.31 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.29	Promissory Note, dated July 12, 2021 by and between Landa Holdings, Inc. and Landa Series 1712 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.32 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.30	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1743 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.33 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.31	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1750 Summerwoods Lane (incorporated by reference to the copy thereof filed as Exhibit 6.34 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.32	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 4267 High Park Lane (incorporated by reference to the copy thereof filed as Exhibit 6.35 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.33	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 4474 Highwood Park Drive (incorporated by reference to the copy thereof filed as Exhibit 6.36 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.34	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 4809 / 4811 Pinedale Drive (incorporated by reference to the copy thereof filed as Exhibit 6.37 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.35	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 5051 Maple Drive (incorporated by reference to the copy thereof filed as Exhibit 6.68 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.36	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8569 Creekwood Way (incorporated by reference to the copy thereof filed as Exhibit 6.39 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.37	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 9439 Lakeview Road (incorporated by reference to the copy thereof filed as Exhibit 6.40 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.38	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 10167 Port Royal Court (incorporated by reference to the copy thereof filed as Exhibit 6.41 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.39	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1246 Elgin Way (incorporated by reference to the copy thereof filed as Exhibit 6.42 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.40	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 168 Brookview Drive (incorporated by reference to the copy thereof filed as Exhibit 6.43 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.41	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 1910 Grove Way (incorporated by reference to the copy thereof filed as Exhibit 6.44 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.42	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 268 Brookview Drive (incorporated by reference to the copy thereof filed as Exhibit 6.45 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.43	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 593 Country Lane (incorporated by reference to the copy thereof filed as Exhibit 6.46 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.44	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6436 Stone Terrace (incorporated by reference to the copy thereof filed as Exhibit 6.47 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.45	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6440 Woodstone Terrace (incorporated by reference to the copy thereof filed as Exhibit 6.48 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.46	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 6848 Sandy Creek Drive (incorporated by reference to the copy thereof filed as Exhibit 6.49 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.47	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 687 Utoy Court (incorporated by reference to the copy thereof filed as Exhibit 6.50 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.48	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 729 Winter Lane (incorporated by reference to the copy thereof filed as Exhibit 6.51 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.49	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 7349 Exeter Court (incorporated by reference to the copy thereof filed as Exhibit 6.52 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.50	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 773 Villa Way (incorporated by reference to the copy thereof filed as Exhibit 6.53 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.51	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8645 Embrey Drive (incorporated by reference to the copy thereof filed as Exhibit 6.54 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.52	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8780 Churchill Place (incorporated by reference to the copy thereof filed as Exhibit 6.55 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.53	Promissory Note, dated July 12, 2021, by and between Landa Holdings, Inc. and Landa Series 8796 Parliament Place (incorporated by reference to the copy thereof filed as Exhibit 6.56 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.54	Lease Agreement for 1703 Summerwoods Lane, Griffin, GA, 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.57 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.55	Lease Agreement for 1712 Summerwoods Lane, Griffin, GA, 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.58 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.56	Lease Agreement for 1743 Summerwoods Lane, Griffin, GA, 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.59 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.57	Lease Agreement for 1750 Summerwoods Lane, Griffin, GA, 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.60 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.58	Lease Agreement for 4267 High Park Lane, East Point, GA, 30344 (incorporated by reference to the copy thereof filed as Exhibit 6.61 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.59	Lease Agreement for 4474 Highwood Park Drive, East Point, GA, 30344 (incorporated by reference to the copy thereof filed as Exhibit 6.62 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.60	Lease Agreement for 4809 Pinedale Drive, Forest Park, GA, 30297 (incorporated by reference to the copy thereof filed as Exhibit 6.63(a) to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.61	Lease Agreement for 4811 Pinedale Drive, Forest Park, GA, 30297 (incorporated by reference to the copy thereof filed as Exhibit 6.63(b) to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.62	Lease Agreement for 5051 Maple Drive, Forest Park, GA, 30297 (incorporated by reference to the copy thereof filed as Exhibit 6.64 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.63	Lease Agreement for 8569 Creekwood Way, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.65 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.64	Lease Agreement for 9439 Lakeview Road, Union City, GA, 30291 (incorporated by reference to the copy thereof filed as Exhibit 6.66 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.65	Lease Agreement for 10167 Port Royal Court, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.67 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.66	Lease Agreement for 1246 Elgin Way, Riverdale, GA, 30296 (incorporated by reference to the copy thereof filed as Exhibit 6.68 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.67	Lease Agreement for 168 Brookview Drive, Riverdale, GA, 30274 (incorporated by reference to the copy thereof filed as Exhibit 6.69 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.68	Lease Agreement for 1910 Grove Way, Hampton, GA, 30228 (incorporated by reference to the copy thereof filed as Exhibit 6.70 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.69	Lease Agreement for 268 Brookview drive, Riverdale, GA, 30274 (incorporated by reference to the copy thereof filed as Exhibit 6.71 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.70	Lease Agreement for 593 Country Lane, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.72 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.71	Lease Agreement for 6436 Stone Terrace, Morrow, GA, 30260 (incorporated by reference to the copy thereof filed as Exhibit 6.73 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.72	Lease Agreement for 6440 Woodstone Terrace, Morrow, GA, 30260 (incorporated by reference to the copy thereof filed as Exhibit 6.74 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.73	Lease Agreement for 6848 Sandy Creek Drive, Riverdale, GA, 30274 (incorporated by reference to the copy thereof filed as Exhibit 6.75 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.74	Lease Agreement for 687 Utoy Court, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.76 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.75	Lease Agreement for 729 Winter Lane, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.77 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.76	Lease Agreement for 7349 Exeter Court, Riverdale, GA, 30296 (incorporated by reference to the copy thereof filed as Exhibit 6.78 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.77	Lease Agreement for 773 Villa Way, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.79 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.78	Lease Agreement for 8645 Embrey Dr, Jonesboro, GA, 30236 (incorporated by reference to the copy thereof filed as Exhibit 6.80 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.79	Lease Agreement for 8780 Churchill Place, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.81 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.80	Lease Agreement for 8796 Parliament Place, Jonesboro, GA, 30238 (incorporated by reference to the copy thereof filed as Exhibit 6.82 to the Company’s Offering Statement on Form 1-A filed on July 15, 2021)*

6.81	Lease Agreement for 1712 Summerwoods Lane, Griffin, GA, 30224 (incorporated by reference to the copy thereof filed as Exhibit 6.82 to the Company’s Offering Statement on Form 1-A filed on December 17, 2021)*

11.1	Consent of Marcum LLP**

*	Previously Filed

**	Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 29, 2022.

LANDA APP LLC

Signed by Landa Holdings, Inc., as Manager of LANDA APP LLC

By:	/s/ Yishai Cohen
	Name:	Yishai Cohen
	Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yishai Cohen	Chairman, Chief Executive Officer and	April 29, 2022
Yishai Cohen	President of Landa Holdings, Inc. (Principal Executive Officer)

/s/ Yishai Cohen	Acting Head of Finance of Landa Holdings, Inc.	April 29, 2022
Yishai Cohen	(Principal Financial Officer and Principal Accounting Officer)

LANDA HOLDINGS, INC.

/s/ Yishai Cohen	Manager	April 29, 2022
Yishai Cohen
Chief Executive Officer and President